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                                                                    EXHIBIT 10.1

                             VISTA HEALTHPLAN, INC.
                           VISTA INSURANCE PLAN, INC.
                              AMENDED AND RESTATED
                    PRIMARY CARE PROVIDER SERVICES AGREEMENT

     This PRIMARY CARE PROVIDER SERVICES AGREEMENT (the "Agreement") is entered into as of the 12th day of November, 2004 by and among Vista Healthplan, Inc. ("VHP"), a Florida corporation, Vista Insurance Plan, Inc., a Florida corporation, ("VIP"; VHP and VIP collectively referred to as "VISTA") and Continucare Medical Management, Inc. ("PCP"). If PCP is a sole proprietorship, professional association, partnership, limited liability company or corporation as described on Schedule A, attached hereto and incorporated herein, or if PCP employs, or is associated or contracts with other physicians, administrative staff or other health care professionals, as listed on Schedule B, attached hereto and incorporated herein (collectively, "PCP Staff"), all references to PCP herein, unless clearly inapplicable, shall apply to all PCP Staff, and it shall be PCP's obligation to ensure such compliance.

                                    RECITALS

A. VHP is a health maintenance organization licensed in accordance with Chapter 641 of the Florida Statutes that operates various health service plans and arranges for the provision of certain health care services to Members.

B. VIP is a licensed health insurance company in the State of Florida that offers various health service plans, including preferred provider organization plans, and arranges for the provision of certain health care services to Members through a preferred provider panel.

C. PCP is or offers the services of a physician licensed by the State of Florida to practice medicine who acts as a Primary Care Physician.

D. VISTA desires to engage PCP to provide Primary Care Services, as set forth on Schedule C, attached hereto and incorporated herein, to Members participating in certain Benefit Programs, as specifically identified on Schedule D, attached hereto and incorporated herein (the "Benefit Programs"), and PCP desires to provide Primary Care Services to such Members at those locations listed on Schedule E, attached hereto and incorporated herein and subject to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the promises and covenants contained in this Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby forever acknowledged and confessed, the parties mutually agree as follows:

1 DEFINITIONS. All capitalized but not otherwise defined terms shall have the meanings ascribed to such terms in Schedule 1, attached hereto and incorporated herein.

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2    DUTIES OF PCP.

     2.1 PCP'S RESPONSIBILITIES. During the Term (as defined below), PCP shall provide Primary Care Services to Members within the Service Area in accordance with the terms and conditions of this Agreement, and shall be available, either through PCP or a Covering Physician, twenty-four
          (24) hours per day, seven (7) days per week, to provide Primary Care Services to Members in PCP's office and arrange or provide Primary Care Services to Members in any inpatient facility. PCP shall maintain an appropriately staffed office within the Service Area to provide Primary Care Services to Members. PCP or a Covering Physician shall maintain appropriate staff privileges with at least one Participating Hospital in the Service Area. PCP shall comply with the PCP Requirements set forth on Schedule 2.1, attached hereto and incorporated herein, and VISTA Policies.

     2.2 STANDARD OF CARE. All Primary Care Services provided by PCP shall be provided in accordance with professionally recognized standards of health care and VISTA Policies.

     2.3 REFERRALS AND PRE-AUTHORIZATIONS. PCP shall make appropriate Referrals and obtain required Pre-Authorizations for all Covered Services in accordance with this Agreement, the applicable VISTA Coverage Plan and VISTA Policies. PCP shall use his/her best efforts to provide Members with any necessary Referral or obtain any required Pre-Authorization from VISTA while the Member is in PCP's office. VISTA shall use its best efforts to provide requested Pre-Authorization immediately upon PCP's request; provided, however, that PCP agrees to take a pending or tracking number with respect to a Pre-Authorization request in the event VISTA requires further information in making the Pre-Authorization coverage decision. Except in the case of Emergency Services or Urgently Needed Services or upon the prior written approval of VISTA's Medical Director or his/her designee, PCP agrees that all charges incurred for Covered Services by VISTA which fail to comply with VISTA's Referral and Pre-Authorization requirements, including those set forth in VISTA Policies or the applicable VISTA Coverage Plan, shall be borne by PCP, including all related costs, fees, charges and expenses. PCP hereby agrees to indemnify and hold harmless Members, AHCA, CMS and OIR against charges for Covered Services for which PCP failed to comply with VISTA's Referral and Pre-Authorization requirements, as required under VISTA Policies, the applicable VISTA Coverage Plan or this Agreement.

     2.4 PARTICIPATING PROVIDERS. Except in the case of Emergency Services, Urgently Needed Services, as otherwise permitted under VISTA Policies or applicable state or federal law, upon the prior written approval of VISTA's Medical Director or his/her designee, or as otherwise permitted under the applicable VISTA Coverage Plan, all Referrals and Pre-Authorizations for Covered Services, including, but not limited to

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          ancillary services such as laboratory and radiology services, shall be made to Participating Providers in accordance with VISTA Policies. Any laboratory services provided to Members in PCP's office shall not be reimbursable Covered Services, unless otherwise expressly provided in
          Schedule 4.1 hereof. If PCP fails to comply with this Section 2.4, PCP shall be responsible for all charges incurred for Covered Services by VISTA rendered by a Non-Participating Provider without the required Pre-Authorization, including all related costs, fees, charges and expenses. PCP hereby agrees to indemnify and hold harmless Members, AHCA, CMS and OIR against charges for Covered Services rendered by a Non-Participating Provider for which PCP failed to obtain the required Pre-Authorization.

     2.5 COVERING PHYSICIANS. PCP shall make necessary and appropriate arrangements with Covering Physicians to ensure the availability of Primary Care Services to Members twenty-four (24) hours per day, seven
          (7) days per week, including arrangements to ensure coverage of Members after hours or when PCP is otherwise unavailable. PCP shall ensure that Covering Physicians are Participating Providers, except as otherwise consented to by VISTA in writing. PCP shall ensure that Covering Physicians adhere to the terms of this Agreement and all VISTA Policies and that Covering Physicians seek required Pre-Authorization from VISTA, or Refer the Member back to PCP, as required by VISTA Policies, except for Emergency Services or Urgently Needed Services or as otherwise permitted under the applicable VISTA Coverage Plan. Except for Hospitalist Physicians (as defined below), with respect to Capitated Services (as defined below), PCP shall be solely liable to Covering Physicians for the amount and manner in which Covering Physicians are reimbursed or otherwise compensated for services rendered to Members on PCP's behalf. PCP acknowledges and agrees that VISTA shall not have any financial obligation whatsoever to Covering Physicians with respect to Capitated Services. PCP shall ensure that Covering Physicians do not, under any circumstances, bill Members for Covered Services other than for applicable Co-Payments, Deductibles and Co-Insurance. PCP hereby agrees to indemnify and hold harmless Members, AHCA, OIR, and CMS against charges for Covered Services rendered by Covering Physicians. All charges incurred for services rendered pursuant to a Pre-Authorization or Referral made by a Covering Physician, other than a Referral back to PCP, shall, unless such Pre-Authorization or Referral was approved by VISTA in advance and in writing or as otherwise permitted under the applicable VISTA Coverage Plan, be borne by PCP who shall be liable for all costs, fees, charges and expenses associated with such services.

     2.6 COORDINATION OF BENEFITS. PCP agrees that payment for Covered Services provided to Members is subject to coordination with any other benefits payable or paid to or for a Member. Such benefits include, but are not limited to, any group insurance coverage, contract, prepayment plan or governmental program and any claims that may give rise to compensation to a Member from a third party, including, without limitation, workers' compensation and automobile insurance. VISTA shall be subrogated to all rights of recovery of a Member against any person or entity for such

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          benefits or payments as permitted under applicable law and this
          Agreement. PCP shall use its best efforts to determine whether a Member has any benefits as described above or whether a third party may be responsible for payment. PCP shall assist VISTA in coordination of benefits by (i) requiring a Member so covered to sign all necessary documents to give effect to this Section 2.6; and (ii) signing any other document and providing any other information or records so requested by VISTA at no cost to VISTA. Unless otherwise required by law, PCP shall not be entitled to reimbursement by any third party for Covered Services rendered to Members, including, Medicare intermediaries or carriers, and all sums recovered pursuant to this
          Section 2.6 shall be retained by VISTA. Unless required by law or the applicable VISTA Coverage Plan, in the event VISTA is the primary carrier, payments made by VISTA to PCP plus allowed Co-Payments, Deductibles and Co-Insurance shall be deemed payment in full for all services rendered by PCP hereunder. In the event VISTA is the secondary carrier (except in the case of Medicare or where otherwise required by law), VISTA shall pay for all services rendered to Members in accordance with this Agreement and applicable law that were not paid by the primary carrier; provided, however, that the combined payments made by the primary and secondary carriers shall not exceed one hundred percent (100%) of the compensation due PCP by VISTA under
          Schedule 4.1 of this Agreement. If VISTA is the secondary carrier to Medicare, VISTA's liability shall be limited to Deductible and Co-Insurance amounts, unless otherwise required by federal law.

     2.7 COLLECTION OF CHARGES FROM MEMBERS. PCP agrees that in no event, including but not limited to non-payment by VISTA, insolvency of VISTA, or breach of this Agreement, shall PCP, or any representative of PCP, bill, charge, collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against Members or persons (other than VISTA) acting on a Member's behalf for Covered Services provided pursuant to this Agreement, including but not limited to any and all amounts equal to the difference between PCP's Billed Charge for a Covered Service and the applicable Allowance for the particular Covered Service. Additionally, PCP, or any representative of PCP, shall not collect or attempt to collect money from, maintain any action at law against, or report to a credit agency a Member for payment of a claim for a Covered Service for which VISTA is liable if PCP in good faith knows or should know that VISTA is liable in accordance with Florida law, including, but not limited to pended claims submitted by PCP to VISTA for payment of the services and any legal proceedings or dispute resolution process to determine whether VISTA is liable for the services. Notwithstanding the foregoing, this Agreement does not prohibit PCP from collecting Co-Payments, Deductibles and Co-Insurance, as specifically provided in the applicable VISTA Coverage Plan, or fees for non-Covered Services delivered on a fee-for-service basis to Members. Nor does this Agreement prohibit PCP and a Member from agreeing to continue services solely at the expense of the Member, as long as PCP clearly informed the Member in advance and in writing that VISTA might not cover or continue to cover such specific service(s). PCP shall bill Members directly for any applicable Co-Payments, Deductibles and Co-Insurance at the time Covered Services are rendered. PCP

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          further agrees that this Section 2.7 (i) shall survive the termination of this Agreement regardless of the cause giving rise to such termination and shall be construed to be for the benefit of Members; and (ii) supersedes any oral or written agreement to the contrary now existing or hereafter entered into between PCP and a Member or persons acting on a Member's behalf. PCP agrees that if non-Covered Services are to be provided to Members, it is PCP's responsibility to inform the Member in writing prior to the provision of such non-Covered Services that such services are not Covered Services and that the Member will be responsible for payment for such non-Covered Services and to collect the fees for such non-Covered Services directly from the Member. In the event that the Member is not so informed, PCP agrees that the Member shall not be liable to PCP for payment for such non-Covered Services.

     2.8 PUBLICATION AUTHORIZATION. PCP agrees that VISTA may use PCP's name, address and telephone number in VISTA's provider directory and other marketing materials; provided, however, that VISTA shall have no obligation to include PCP's name or other information in VISTA's provider directory. PCP shall not advertise or market VISTA, any VISTA Affiliate or any of their health care services or Benefit Programs, or utilize any trademarks, trade names, logos or other VISTA property without VISTA's prior written approval.

     2.9 NONDISCRIMINATION. PCP represents and warrants to VISTA that PCP shall not discriminate against Members with respect to the availability or provision of health services based on a Member's race, sex, age, religion, place of residence, HIV status, source of payment, VISTA membership, color, sexual orientation, marital status or any factor related to a Member's health status, including, but not limited to, a Member's medical condition (including mental as well as physical illness), claims experience, receipt of health care, medical history, genetic information, evidence of insurability (including conditions arising out of acts of domestic violence), disability or on any other basis otherwise prohibited by state or federal law. Further, PCP shall comply with Title VI of the Civil Rights Act of 1964, as implemented by regulations at 45 C.F.R. part 84; the Rehabilitation Act of 1973; the Americans with Disabilities Act; the Age Discrimination Act of 1975, as implemented by regulations at 45 C.F.R. part 91; other laws applicable to recipients of federal funds; and all other applicable laws and rules, as required by applicable laws or regulations. PCP shall not discriminate against a Member based on whether or not the Member executed an advance directive.

     2.10 COMPLIANCE WITH REQUIREMENTS OF CMS. PCP shall comply with any and all applicable Medicare laws, regulations, CMS instructions and VISTA's obligations under its contract with CMS with respect to the provision of Covered Services and all other activities relating to Medicare Members. PCP represents and warrants that he/she participates as a provider under Title XVIII of the Social Security Act (Medicare) in accordance with 42 C.F.R. Part 422, and shall maintain such participation throughout the Term. Further, PCP shall allow CMS to evaluate the quality, appropriateness, and timeliness of Primary Care Services rendered by PCP to

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          Medicare Members and shall comply with and abide by the results of any grievance procedures adopted by CMS.

     2.11 ENCOUNTER DATA. As required by VISTA and applicable law, PCP shall submit complete Encounter Data to VISTA on a monthly basis on or before the last day of each month, or such lesser time period as may be required by VISTA or applicable law, for encounters occurring in the immediately preceding month. PCP shall submit Encounter Data in accordance with VISTA Policies or as otherwise required by VISTA or state or federal laws or regulations, and shall certify the accuracy, completeness and truthfulness of such Encounter Data in such form as required by VISTA Policies. PCP acknowledges and agrees that in the event PCP fails to comply with this Section 2.11, (i) VISTA may withhold any and all payments due by VISTA to PCP until such time as VISTA receives the current and complete Encounter Data that it requested; and (ii) such failure may be deemed a material breach of this Agreement, as determined by VISTA in VISTA's sole discretion.

     2.12 SUSPENSION. If PCP is the subject of a notice of suspension, limitation or restriction on PCP's license to practice medicine in any jurisdiction or is excluded from or voluntarily opts out of the Medicare or Medicaid program, PCP shall not render any services to Members during such period of suspension, exclusion or non-participation or violate the terms of such suspension, limitation, restriction or exclusion, unless otherwise permitted by VISTA in accordance with applicable law; and, further, PCP shall notify VISTA of such suspension, limitation or restriction of his/her license or exclusion from or non-participation in the Medicare or Medicaid program in accordance with Schedule 2.1. Any Member seeking Primary Care Services from PCP during such period of suspension, exclusion or non-participation, or requiring Primary Care Services which PCP is then restricted or limited from providing, may be referred by VISTA to another Primary Care Physician for such Primary Care Services upon receipt by VISTA of any such notice. In the event PCP's license is suspended, limited, or restricted or PCP is excluded from or does not participate in the Medicare or Medicaid program, VISTA shall have the right to terminate any and all payments due to PCP from VISTA under this Agreement during such period of suspension, limitation, restriction, exclusion or non-participation.

     2.13 VERIFICATION OF ELIGIBILITY. Prior to providing any services to a Member, PCP shall cause the Member to produce his/her VISTA membership card or, if the Member represents that such membership card was not yet issued by VISTA, the Member's enrollment form. VISTA shall make reasonable efforts to confirm or deny eligibility using the most current information provided by the Subscriber Group, CMS or any other governmental agency, as applicable; provided, however, that PCP's compliance with such verification procedures and/or VISTA's confirmation of a Member's eligibility does not constitute a guarantee of such Member's eligibility or VISTA's coverage of any services provided by PCP in reliance on such confirmation. In the event VISTA determines that a Member was ineligible at the time services were provided by PCP to such Member, VISTA may recover payments made by VISTA to PCP for that Member retroactive to the first (1st) day of the month in which the

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          Member became ineligible for coverage. VISTA may retroactively add
          Members to PCP's panel for a period of up to ninety (90) days from the date VISTA determines, in VISTA's sole discretion, that the particular Member should have been included in PCP's panel and PCP shall receive applicable Capitation Fee payments on behalf of that Member for such period. If, in VISTA's determination, a Member was erroneously or inappropriately placed on PCP's Member list or is retroactively terminated, VISTA may offset any payment previously paid to PCP on behalf of such Member for a period of up to one (1) year from future payments due to PCP; provided, however, that such one (1) year limitation shall not apply to Members covered under Federal Employee Health Benefit Program, Healthy Kids, Medicare or Medicaid pursuant to an adjustment made by CMS, AHCA or other applicable entity. If the Member loses eligibility during hospitalization, PCP may collect from the Member any amounts for services rendered subsequent to the loss of coverage under the applicable VISTA Coverage Plan; provided, however, that any such loss of eligibility shall be subject to applicable law, the applicable VISTA Coverage Plan and VISTA Policies.

     2.14 CONSULTATIONS. PCP shall participate in all programs instituted by VISTA to consult with its Participating Providers regarding VISTA Policies to assure compliance with federal, state and Accreditation Organization standards.

     2.15 PROVISION OF TREATMENT OPTIONS. PCP shall provide information in a culturally-competent manner to all Members and consider and take measures to accommodate, at PCP's sole cost and expense, Members' English proficiency, reading skills, diverse cultural and ethnic backgrounds and physical or mental disabilities, including but not limited to hearing and vision impairments, when discussing a Member's treatment options, including the option of no treatment.

     2.16 DIRECT ACCESS AND COST-SHARING. PCP shall, as mandated by state or federal law, the applicable VISTA Coverage Plan and VISTA Policies; allow Members direct access to certain Specialist Physicians; not inhibit Members' self-referral for certain services, including mammography screening and influenza vaccinations; and not impose cost-sharing on any Member for influenza or pneumococcal vaccines.

     2.17 DISPARAGEMENT PROHIBITED. PCP shall not disparage VISTA, any VISTA Affiliate or any VISTA Coverage Plan in any form or manner whatsoever. In the event PCP is determined to have disparaged VISTA, any VISTA Affiliate or any VISTA Coverage Plan, in VISTA's sole determination, such action by PCP may constitute a material breach of this Agreement, as determined by VISTA.

     2.18 CONSUMER ASSISTANCE NOTICE. PCP shall post a prominently displayed and clearly noticeable consumer assistance notice in PCP's reception area which states the addresses and toll-free telephone numbers of AHCA, the Subscriber Assistance Program and OIR and states that the address and toll-free telephone number of VISTA's grievance department shall be provided upon request.

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     2.19 MEDICAID. If PCP participates in VISTA's Medicaid program as indicated
          on Schedule D, PCP shall comply with all applicable Medicaid requirements set forth in Schedule 2.19, attached hereto and incorporated herein, with respect to any Medicaid Member.

     2.20 RISK MANAGEMENT AND ADVERSE OR UNTOWARD INCIDENT REPORTING REQUIREMENTS. If an Adverse or Untoward Incident occurs to a Member, PCP shall report the Adverse or Untoward Incident to VISTA's Risk Manager within three (3) working days after its occurrence. PCP shall
          (i) participate in and cooperate with VISTA's Risk Management Program;
          (ii) provide such medical and other records without charge within ten
          (10) days of receipt of written notice; (iii) share such investigation reports and other information as may be required or requested by VISTA's Risk Manager to determine if an Adverse or Untoward Incident is reportable as a "Code 15" to AHCA; and (iv) in all other respects comply with and abide by VISTA Policies. PCP's failure to comply with this Section 2.20 and applicable VISTA Policies may be deemed a material breach of this Agreement, at VISTA's sole discretion.

     2.21 NOTIFICATION OF CHANGE. PCP shall notify VISTA in writing in accordance with this Agreement at least sixty (60) days prior to any change in PCP's (i) office address; (ii) billing address; (iii) phone number; (iv) PCP Staff, such as addition or deletion of any PCP Staff;
          (v) name or fictitious name; or (vi) taxpayer identification number. PCP shall notify VISTA in writing within fifteen (15) days in the event of the death of a member of the PCP Staff.

     2.22 HOSPITALIST PROGRAM. PCP hereby elects to participate in VISTA's Hospitalist Program (the "Program") at certain Participating Hospitals unless otherwise indicated on Schedule 2.22, attached hereto and incorporated herein. Under the Program, PCP understands and agrees that physicians contracted, directly or indirectly, with VISTA are responsible for certain Primary Care Services ("Hospitalist Physicians") PCP is otherwise obligated to provide under this Agreement on behalf of Members assigned to or who select PCP as their Primary Care Provider ("PCP Members") who present to or are admitted as inpatients to a hospital, including, but not limited to (i) evaluation of PCP Members presenting to the hospital's emergency room;
          (ii) conducting daily hospital rounds of PCP Members; (iii) coordinating care of PCP Members and ensuring timely provision of Medically Necessary diagnostic tests and procedures; (iv) communicating regularly with PCP, PCP Members and the PCP Members' families, as appropriate; and (v) overseeing and coordinating discharge planning of PCP Members with PCP, VISTA and the hospital. PCP hereby agrees to assign responsibility of PCP Members to Hospitalist Physicians when PCP Members present to the emergency department or are inpatients of a hospital. Except in cases where PCP elects not to participate in the Program, PCP shall not document any progress notes in the PCP Member's record or issue any orders on behalf of a PCP Member who is an inpatient in a hospital; provided, however, that PCP shall continue

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          to perform all other Primary Care Services with respect to PCP
          Members, including, but not limited to (i) resuming responsibility for all care, including follow-up care, of a PCP Member immediately upon the PCP Member's discharge from the hospital; (ii) communicating all medical information/history to the Hospitalist Physician attending to a PCP Member which is necessary to the PCP Member's care and treatment in the hospital; and (iii) performing any and all other requirements as requested by VISTA in connection with PCP's participation in the Program. PCP shall comply with any and all VISTA Policies governing PCP's participation in the Program.

     2.23 NETWORK ACCESS ARRANGEMENT. If PCP participates in VISTA's Network Access Arrangement program as indicated on Schedule D, PCP shall comply with all requirements set forth in Schedule 2.23, attached hereto and incorporated herein, with respect to any Participant.

3    DUTIES OF VISTA.

     3.1 LIMITATION ON SELECTION OF PCP. VISTA may limit, restrict or suspend Members' opportunity to select PCP for Primary Care Services, effective immediately upon written notice to PCP. PCP shall comply with any such notice.

     3.2 ACCOUNTABILITY TO CMS. To the extent required by law, VISTA shall oversee and be accountable to CMS with respect to those services performed by PCP pursuant to this Agreement with respect to Medicare Members.

     3.3 VERIFICATION OF ELIGIBILITY. VISTA shall determine Members' eligibility for Covered Services and shall provide Eligibility Information to PCP upon request. VISTA shall ensure that each Member's identification card identifies (i) the person as a Member; (ii) PCP as the Member's designated provider or arranger of Primary Care Services, where the applicable VISTA Coverage Plan so provides; and (iii) the toll free phone number established by VISTA for verification of eligibility or other questions.

4    COMPENSATION.

     4.1 PAYMENT FOR PRIMARY CARE SERVICES. As compensation in full for Primary Care Services provided by PCP under this Agreement, VISTA shall pay PCP as set forth in Schedule 4.1 and the Exhibits thereto, attached hereto and incorporated herein, as amended by VISTA from time to time in VISTA's sole discretion in accordance with Section 9.5 of this Agreement. PCP agrees that the compensation paid by VISTA to PCP pursuant to Schedule 4.1, plus any applicable Co-Payments, Deductibles and Co-Insurance shall serve as full and complete compensation to PCP for all Primary Care Services rendered to Members under this Agreement, both in PCP's office and in an inpatient setting. To the extent required by law, VISTA shall provide PCP with additional information regarding VISTA's payment to PCP for Primary Care Services provided by PCP under this Agreement upon PCP's request. With respect to

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          Medicare Members, PCP acknowledges that VISTA is receiving federal funds and that payments to PCP for Covered Services under this Agreement may be, in whole or in part, from federal funds. To the extent required by law, PCP shall be subject to all laws applicable to entities receiving federal funds. PCP acknowledges the limitation on collection of charges from Members, including, without limitation, that set forth in Section 2.7 hereof.

     4.2 UTILIZATION-RELATED COMPENSATION. PCP acknowledges and agrees that any and all decisions rendered by VISTA in its administration of this Agreement, including, but not limited to, all decisions rendered in connection with VISTA's utilization management activities are based solely on whether such services are covered under the applicable VISTA Coverage Plan. Further, PCP acknowledges and agrees that VISTA does not compensate PCP for denial of care or services and VISTA does not offer incentives to encourage denial of care or services. PCP recognizes that there is a need for special concern about underutilization of care and services.

     4.3 MULTIPLE AGREEMENTS. Notwithstanding Section 9.15 hereof, if PCP is a party to more than one agreement with VISTA or a VISTA Affiliate for the provision of Covered Services to Members, VISTA shall have the right to determine, in VISTA's sole discretion, whether this Agreement or such other agreement governs with respect to the amount of reimbursement for Covered Services provided to a particular Member which VISTA is obligated to pay PCP.

     4.4 MEMBER RESPONSIBILITY. PCP acknowledges and agrees that VISTA shall have no financial or other liability with respect to a Member's failure to pay PCP amounts due PCP for Co-Payment, Co-Insurance, or Deductible as required under the Member's VISTA Coverage Plan or for non-Covered Services.

     4.5 EMERGENCY SERVICES. VISTA shall pay for all Emergency Services provided to Members, regardless of whether (i) a Pre-Authorization was obtained, or (ii) the Provider is a Participating or Non-Participating Provider, as required under applicable state and federal law. VISTA shall not deny payment for Emergency Services based on the Member's failure to notify VISTA in advance of seeking treatment or within a certain period of time after the Emergency Services were rendered. VISTA shall pay for the screening, evaluation and examination that are reasonably calculated to assist the Provider in arriving at the determination as to whether the Member's condition is an Emergency Medical Condition. If a determination is made that an Emergency Medical Condition does not exist, payment for services rendered subsequent to that determination shall be governed by this Agreement. The determination as to whether an Emergency Medical Condition exists shall be made by a physician of the hospital or, to the extent permitted by applicable law, by other appropriate licensed professional hospital personnel under the supervision of the hospital physician.

5 TERM. Unless earlier terminated as provided in this Agreement, this Agreement shall

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          commence as of the Effective Date, as defined in Section 9.26 hereof, and shall end on the first (1st) anniversary of the Effective Date and shall automatically renew for successive one (1) year periods (collectively, the "Term"), unless either party provides the other party with written notice of its intent to terminate this Agreement at least sixty (60) days prior to the end of the then current Term.

6    TERMINATION.

     6.1 TERMINATION BY MUTUAL CONSENT. The parties may terminate this Agreement at any time upon their mutual, written consent.

     6.2 TERMINATION WITHOUT CAUSE. Either party may terminate this Agreement without cause by providing sixty (60) days prior written notice to the other party.

     6.3 TERMINATION FOR MATERIAL BREACH. Either party may terminate this Agreement for material breach. If a party (the "Non-Breaching Party") believes that the other party (the "Breaching Party") committed a material breach of this Agreement, the Non-Breaching Party shall give the Breaching Party written notice specifically setting forth the nature of the material breach (the "Notice"). The Breaching Party shall have thirty (30) days from the date of the Notice to cure or otherwise eliminate the circumstances constituting the material breach. If the Breaching Party fails to cure or eliminate the breach within the thirty (30) day period, then the Non-Breaching Party may terminate this Agreement effective sixty (60) days following the date of the Notice.

     6.4 AUTOMATIC TERMINATION/SUSPENSION. Notwithstanding Section 6.3 above, VISTA may immediately terminate this Agreement or otherwise suspend PCP from providing any and all services to Members under this Agreement, as determined by VISTA in VISTA's sole discretion, upon notice to PCP and immediate notice to AHCA and OIR if (i) PCP becomes insolvent, files a petition for protection from its creditors, enters into any general arrangement or assignment for the benefit of its creditors, suffers or consents to the appointment of a trustee or a receiver to take possession of substantially all of PCP's assets, or in the event of the attachment, execution or other judicial seizure of substantially all of PCP's assets; or (ii) VISTA determines, in VISTA's sole discretion, that: (a) the actions or inactions of PCP are causing or may cause imminent danger to the health, safety or welfare of any Member; (b) PCP's license, DEA registration, hospital staff privileges, right to participate in the Medicare or Medicaid program or other accreditation is restricted, suspended or revoked or PCP voluntarily relinquishes any of the foregoing; (c) PCP's ability to practice medicine is effectively impaired by an action of the Board of Medicine or other governmental agency; (d) PCP is convicted of a criminal offense related to his/her involvement in Medicaid, Medicare or social service programs under Title XX of the Social Security Act;
          (e) PCP demonstrates a pattern of behavior which violates or is contrary to VISTA Policies; or (f) PCP engaged in any other behavior or activity that could be hazardous or injurious to any Member.

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     6.5  TERMINATION ON PCP'S DEATH OR DISABILITY. VISTA shall have the right to terminate this Agreement immediately upon PCP's death or disability where, as determined by VISTA in VISTA's sole judgment and discretion, PCP is unable to perform his or her duties and obligations as required under this Agreement.

     6.6 OIR CANCELLATION OF AGREEMENT AND NOTICE TO OIR AND AHCA. This Agreement shall be canceled immediately upon issuance of an order by OIR pursuant to Section 641.234 of the Florida Statutes. Further, in the event that either VISTA terminates this Agreement without cause under Section 6.2 hereof or PCP terminates this Agreement for any reason whatsoever, the party so terminating this Agreement shall provide OIR and AHCA, as required by applicable law, with sixty (60) days advance written notice of such termination, or such longer time as required by law; provided, however, that if VISTA terminates this Agreement for any other reason, VISTA shall immediately provide OIR and AHCA notice of such termination, as required by applicable law.

     6.7 CONTINUING CARE RESPONSIBILITIES. Except as otherwise provided in this Agreement, upon termination of this Agreement for any reason whatsoever, the rights of each party shall terminate; provided, however, that such termination shall not release PCP from: (i) PCP's agreement not to seek compensation from Members, other than as specifically permitted by Section 2.7, for Covered Services provided by PCP to Members prior to the effective date of termination of this Agreement, which agreement shall also be applicable after termination of this Agreement with respect to Covered Services provided to Members during any period in which PCP is providing continuing care to a Member as contemplated below; and (ii) PCP's obligation, under applicable law, to arrange and provide continuation of coverage and care for those Members then utilizing PCP as their Primary Care Physician or for whom treatment is otherwise active with PCP until the earlier of: (a) the completion of treatment of a condition for which the Member is receiving care on the effective date of termination; (b) the date on which the transfer of such Member's care to another Primary Care Physician can be arranged by VISTA; or (c) the next open enrollment period offered by the Subscriber Group, if applicable; provided, however, that PCP shall not be required to provide such continuation of coverage and care to any Member longer than six (6) months after the effective date of termination of this Agreement. Notwithstanding the foregoing, VISTA shall allow PCP and PCP shall continue to provide care after the termination of this Agreement for any Member who initiated a course of prenatal care, regardless of the trimester in which care was initiated, until completion of postpartum care. Notwithstanding anything herein to the contrary, if termination of this Agreement occurs during the insolvency of VISTA or in the event that the contract between CMS and VISTA terminates or is not renewed for any reason whatsoever, PCP shall provide Primary Care Services to Members for the duration of the later of: (i) the period for which the Member made payment under his/her VISTA Coverage Plan or for the duration of the contract period for which CMS payments were made to VISTA on behalf of the Member, as

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

          applicable; (ii) the duration of any stay by the Member in an inpatient facility on the date of insolvency or, in the event that the contract between CMS and VISTA expires or terminates, until the Member is discharged from such facility; or (iii) such longer period of time as may be necessary for VISTA to remain in compliance with federal and state laws and regulations, including, without limitation, Medicare and Medicaid. During any such continuation of care period, VISTA shall compensate PCP in accordance with Schedule 4.1 of this Agreement for care rendered to any Member and PCP shall be bound by the terms of this Agreement. PCP further agrees that (i) this Section 6.7 shall survive the termination of this Agreement regardless of the cause giving rise to termination and shall be construed to be for the benefit of the Member; and (ii) this Section 6.7 supersedes any oral or written agreement to the contrary, whether now existing or hereafter entered into between PCP and a Member, or persons acting on a Member's behalf.

     6.8 NOTIFICATION BY PCP TO VISTA. Upon termination of this Agreement for any reason whatsoever (including expiration of this Agreement without renewal), PCP shall notify VISTA in writing:

          6.8.1 of the reason for PCP's termination of this Agreement; and

          6.8.2 within fifteen (15) days of termination of this Agreement of (i) a detailed list, in such format as required under VISTA Policies, of all Members receiving Primary Care Services at the time of termination of this Agreement who require continuation of care in any capacity whatsoever with the Member's name, address, phone number, identification number, type of service required or equipment in use, frequency of such service and ordering physician's name and phone number; and (ii) copies of all medical records and treatment plans related to Members being transitioned, in accordance with applicable law at no cost to VISTA. In the event PCP fails to comply with this Section 6.8.2, VISTA may withhold any and all payment due by VISTA to PCP until such time as VISTA receives the requested information.

     6.9 NOTIFICATION BY VISTA TO PCP. In the event VISTA terminates this Agreement for any reason whatsoever or suspends PCP pursuant to
          Section 2.12, VISTA shall provide PCP with written notice of the:

          6.9.1 reasons for the action, including, if relevant, the standards and profiling data used to evaluate PCP and the numbers and mix of Primary Care Physicians needed by VISTA; and

          6.9.2 with respect to Medicare Members only, PCP's right to appeal the action and the process and timing requirements for requesting a hearing.

     6.10 NONPAYMENT. PCP acknowledges and agrees that nonpayment for goods or services rendered by PCP to Members shall not be a valid reason for avoiding the sixty (60)

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

          day prior notice requirement for termination of this Agreement, as set forth above, or PCP's compliance with Section 6.7 hereof.

     6.11 BENEFIT PROGRAMS. VISTA may terminate any and all Benefit Programs with respect to all Participating Providers or solely with respect to PCP, at VISTA's sole discretion, upon notice to PCP in accordance with this Agreement; provided, however, that termination of this Agreement with respect to a particular Benefit Program(s) shall have no effect on the continuation of this Agreement with respect to all other Benefit Programs as listed on Schedule D. As such, this Agreement shall remain in full force and effect with respect to any Benefit Program not specifically terminated.

     6.12 EFFECT OF TERMINATION. Except as otherwise set forth herein, the parties acknowledge and agree that neither party shall have any right or obligation under this Agreement upon termination or expiration of this Agreement for any reason whatsoever, including, but not limited to any compensation not expressly provided for herein.

     6.13 COOPERATION UPON TERMINATION. Upon termination of this Agreement for any reason whatsoever, the parties shall cooperate with each other to ensure compliance with this Agreement and the parties' continuing obligations as required under this Agreement, including but not limited to obligations of the parties set forth in Section 6.7 hereof.

7 RECORDS. PCP shall maintain, provide and allow access to records as set forth on Schedule 7, attached hereto and incorporated herein, and otherwise set forth in VISTA Policies and applicable laws and regulations. In the event PCP fails to comply with any requirement set forth in Schedule 7 and otherwise set forth in VISTA Policies and applicable laws and regulations, VISTA may withhold any and all payment due by VISTA to PCP until such time as PCP complies with VISTA's request.

8 NOTICE. Any notice required hereunder or otherwise given shall be in writing and sent via (i) hand delivery, (ii) nationally recognized courier service, (iii) facsimile (provided the transmitting telecopier electronically confirms successful transmission of the notice and a conformed copy is sent by another acceptable means within 24 hours thereafter), or (iv) registered or certified mail, return receipt requested. Notices shall be sent to or by VISTA or PCP at the addresses listed below, or at such other addresses as either party may designate to the other in writing:

     To VISTA:                  Vista Healthplan, Inc.
                                1340 Concord Terrace
                                Sunrise, Florida 33323
                                ATT: Executive Vice President
                                Fax: (954) 846-0331

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     With a copy to:            Vista Healthplan, Inc.
                                300 South Park Road
                                Hollywood, Florida 33021
                                ATT:  Senior Vice President and General Counsel
                                Fax: (954) 985-4379

     To PCP:                    Continucare Medical Management, Inc.
                                7200 Corporate Center Drive, Suite 600
                                Miami, Florida 33126
                                ATT: President

     With a copy to:            Continucare Corporation
                                7200 Corporate Center Drive, Suite 600
                                Miami, Florida 33126
                                ATT: President

     To OIR:                    Office of Insurance Regulation
                                Department of Financial Services
                                Bureau of Market Conduct
                                200 East Gaines Street
                                Tallahassee, FL 32399-0300

     Notices shall be deemed given on the date of delivery as shown on the delivery receipt or return receipt, or on the date noted on such receipt as the date delivery thereof was refused, returned as unclaimed or determined impossible to accomplish due to an unnoticed change of address. If any notice is transmitted by facsimile transmission, the notice shall be deemed served upon electronic confirmation of receipt of the transmission.

9    MISCELLANEOUS.

     9.1  CONFIDENTIALITY.

          9.1.1 CONFIDENTIAL MATERIALS. PCP acknowledges and agrees that as a result of this Agreement, PCP may become informed of, and have access to, valuable and confidential information of VISTA and VISTA Affiliates, including, without limitation, (i) eligibility lists and any other information containing the names, addresses and telephone numbers of Members; (ii) VISTA Policies and all forms related thereto; (iii) other policy and procedure manuals;
                (iv) the provisions of this Agreement, including but not limited to reimbursement provisions set forth herein; and (v) any other information compiled or created by VISTA which is proprietary in nature, including names, payment rates and methodologies, business methods, trademarks, logos, patents and copyrights (the "Confidential Information"), and that the Confidential Information, even though it may be contributed, developed or acquired, in whole or in part, by PCP, shall remain the exclusive property of

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                VISTA to be held by PCP in trust and solely for VISTA's benefit.
                Accordingly, except as required by law or expressly authorized under this Agreement, PCP shall not, at any time, either during or subsequent to the Term, use, reveal, report, publish, copy, transcribe, transfer or otherwise disclose to any person, corporation or other entity, any of the Confidential Information without the prior written consent of VISTA, except to responsible persons who are in a contractual or fiduciary relationship with VISTA and for information which legally and legitimately is or becomes of general public knowledge from authorized sources other than PCP or any person acting on PCP's behalf.

          9.1.2 RETURN OF CONFIDENTIAL INFORMATION. Upon termination of this Agreement to the extent permitted by applicable law, PCP shall promptly deliver to VISTA all Confidential Information that is in PCP's possession or control, including all copies and abstracts of Confidential Information.

          9.1.3 CONFIDENTIAL OPERATIONS INFORMATION. Unless otherwise required by law, PCP shall not disclose information relating to the operations of VISTA or VISTA Affiliates to third parties without obtaining VISTA's prior written consent.

          9.1.4 CONFIDENTIALITY OF MEMBERS' INFORMATION. PCP shall protect the confidentiality of Members' information and records to the extent consistent with applicable law and shall comply with VISTA Policies on the release of information (whether written or oral) about Members and all applicable state and federal laws and regulations protecting the confidentiality of Members' records and disclosure of mental health records, medical records and other health and Member information, including, but not limited to, (i) all applicable requirements of the Health Insurance Portability and Accountability Act of 1996, Public Law 104-191, as amended from time to time ("HIPAA"), and particularly Title II, Subtitle F (Administrative Simplification) thereof (42 U.S.C. Sections 1171 et. seq.) and
                (b) all applicable HIPAA regulations, as amended from time to time.

          9.1.5 OWNERSHIP. Ownership of and right of control over all Confidential Information shall vest exclusively in VISTA.

          9.1.6 NON-SOLICITATION OF MEMBERS. PCP recognizes and agrees that VISTA has a valuable business relationship with each of its Members and, further, that PCP stands in a position to influence Members' decisions concerning insurers. In recognition of VISTA's valuable business relationships with its Members, PCP agrees that, during the Term, and upon termination of this Agreement for any reason whatsoever, PCP shall not solicit Members, directly or indirectly, to enroll in any other health insurance or health coverage or alternative health care delivery system. PCP's obligation not to

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                solicit Members is a material inducement for PCP's engagement by
                VISTA pursuant to this Agreement. This Section 9.1.6, however, is not intended to interfere with a Member's right to freely select a Primary Care Physician or alternative health coverage subsequent to termination of this Agreement. Further, PCP acknowledges and agrees that any and all marketing or solicitation communication with Medicare Members and Medicaid Members must be approved in advance of dissemination by CMS or AHCA, as applicable, in accordance with applicable requirements.

          9.1.7 ENFORCEMENT. PCP acknowledges and agrees that irreparable injury will result to VISTA in the event of PCP's breach of these covenants, that a material inducement for PCP's engagement by VISTA are the covenants set forth in this Section 9.1, and that monetary damages in an action at law would not provide an adequate remedy in the event of a breach of this Section 9.1. PCP further acknowledges and agrees that the covenants set forth in this Section 9.1 are necessary for the protection of VISTA's legitimate business and professional duties, ethical obligations, and interests and are reasonable in scope and content. Accordingly, in the event of PCP's breach of (i) this
                Section 9.1, or any part of this Section 9.1, this Section 9.1 may be enforced by the obtaining of an injunction to restrain the violation thereof by PCP and all persons acting for or with PCP; or (ii) Section 9.1.6, as determined by a court of competent jurisdiction, PCP shall pay to VISTA and amount equal to one thousand two hundred dollars ($1,200) for each Member PCP inappropriately solicits, directly or indirectly, to enroll in any other health insurance or health coverage or alternative health care delivery system in violation of Section 9.1.6, in addition to all other remedies VISTA may have at law or in equity.

     9.2 ASSIGNMENT. PCP shall not assign, delegate, subcontract, or otherwise transfer its rights, obligations and/or interests arising under this Agreement, including, but not limited to a transfer resulting from either an asset or stock purchase, without the express written consent of VISTA. VISTA may assign, delegate, subcontract or otherwise transfer its rights, obligations and/or interests under this Agreement to any successor, VISTA Affiliate or a party to which any of VISTA's line(s) of business are sold, assigned or otherwise transferred, without PCP's consent. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties.

     9.3 SEVERABILITY. In the event that one or more provisions of this Agreement are determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of the remaining terms of this Agreement shall not in any way be affected.

     9.4 ATTORNEYS' FEES. In the event of any action, dispute, litigation or other proceeding with respect to this Agreement or any specific term of this Agreement, the prevailing

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

          party in such action, dispute, litigation or other proceeding shall be entitled to recover reasonable fees, costs and expenses of counsel incurred in connection with such proceeding, whether suit is instituted or not, and if instituted, at both trial and appellate levels, in addition to any and all other relief to which it may otherwise be entitled at law or in equity.

     9.5 MODIFICATIONS. VISTA may modify or amend one or more provisions of this Agreement, including, but not limited to the addition of a new Benefit Program, upon thirty (30) days notice to PCP. The failure of PCP to object to such modification in writing to the Executive Vice President of Provider Operations during the thirty (30) day notice period shall constitute acceptance of such amendment or modification as of the effective date set forth in the notice. If PCP objects to such modification or amendment, VISTA may terminate this Agreement upon its giving sixty (60) days prior notice to PCP, or on such other date as is set forth in the notice to PCP; provided, further, that this Agreement shall automatically be modified or amended without notice or PCP's ability to reject such modification or amendment, to the extent necessary from time to time to comply with the requirements of state or federal laws or regulations or to comply with the requirements or regulations of any Accreditation Organization, AHCA, CMS, OIR, any other governmental agency with jurisdiction over VISTA or PCP, or the requirements of any VISTA Coverage Plan. Notwithstanding the foregoing, any and all changes or modifications to this Agreement made within thirty (30) days prior to the effective date of termination of this Agreement shall be effective only if agreed to by the parties.

     9.6 INCORPORATION OF SCHEDULES. All schedules and exhibits to this Agreement are considered part of this Agreement and are fully incorporated in this Agreement with the same effect as if such schedules and exhibits were restated in their entirety in the body of this Agreement.

     9.7 GOVERNING LAW. This Agreement is made, delivered in and shall be governed by and construed and enforced in accordance with all applicable laws of the State of Florida and the United States of America, including without limitation: (i) the Florida Health Maintenance Organization Act, as amended, and the regulations promulgated thereunder by OIR; (ii) the Federal Health Maintenance Organization Act of 1973, as amended, and the regulations promulgated thereunder by DHHS; (iii) the Florida Insurance Code, as amended, and the regulations promulgated thereunder by OIR; (iv) Title XVIII of the Social Security Act as amended, and the regulations promulgated thereunder by CMS; (v) the Employee Retirement Income Security Act of 1974, as amended; (vi) Title XIX of the Social Security Act and the regulations promulgated thereunder; and (vii) Sections 409.901 -
          409.920 of the Florida Statutes, and the regulations promulgated thereunder by AHCA. This Agreement is also subject to the applicable rules and regulations of AHCA, CMS and OIR. Any provisions required by any laws and regulations to be included in this Agreement shall be binding upon VISTA and PCP whether or not expressly included or referenced in this Agreement. Any and all references to specific laws or regulations

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

          in this Agreement shall include any successor laws or regulations and any and all amendments. The parties shall comply with all applicable federal, state and local laws, rules and regulations of all governing authorities over their respective businesses.

     9.8 NON-EXCLUSIVE. VISTA acknowledges and agrees that this Agreement in no way prohibits or restricts PCP from entering into a commercial contract with any other health maintenance organization. PCP acknowledges and agrees that this Agreement in no way prohibits or restricts VISTA or any VISTA Affiliate from entering into a commercial contract with any other health care provider, inside or outside of the Service Area.

     9.9 WAIVER. If any party decides not to terminate this Agreement, even though it has the right to do so in a particular instance, or delays its decision to terminate, such decision shall not be considered a waiver of its right to terminate on a future occasion for the same or any other reason, and any other waivers of the breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or another provision of this Agreement. To be effective, a waiver of any of PCP's obligations under this Agreement must be in writing and signed by an authorized representative of VISTA.

     9.10 INDEPENDENT CONTRACTORS.

          9.10.1 The relationship between VISTA and PCP is an independent contractor relationship. The parties acknowledge and agree that neither party has the authority to make any representation, warranty or binding commitment on behalf of the other party, except as expressly provided in this Agreement or as otherwise agreed to in writing by the parties, and nothing contained in this Agreement shall be deemed or construed to (i) create a partnership or joint venture between the parties or any affiliate, employee or agent of a party; or (ii) constitute any party or employee, agent or associate of a party as an employee, agent or associate of the other party. No party shall represent to any third party that it is an employee of another party. PCP shall be responsible and shall pay in a timely manner, FICA and all other taxes relating to payments made by VISTA to PCP in accordance with this Agreement.

          9.10.2 PCP acknowledges and agrees that VISTA shall have no responsibility for PCP's license, income, FICA, unemployment or any and all other taxes, fees or levies upon PCP. PCP shall and hereby does indemnify and save harmless VISTA and VISTA Affiliates and their respective directors, officers, employees, representatives and affiliated and subsidiary companies from and against all liability for the same.

     9.11 CONSTRUCTION; ACKNOWLEDGMENT. All parties have participated in the negotiation of

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          this Agreement and, accordingly, the parties agree that this Agreement shall be construed and interpreted without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. PCP read this Agreement in its entirety, understands its contents, and had the advice of counsel as to this Agreement's meaning and intent.

     9.12 PROVIDER-PATIENT RELATIONSHIP. The parties acknowledge and agree that any and all decisions rendered by VISTA in its administration of this Agreement, including, but not limited to, all decisions with respect to the determination of whether or not a service is a Covered Service, are made solely to determine if payment of benefits under the applicable VISTA Coverage Plan is appropriate. The parties further acknowledge and agree that any and all decisions relating to the necessity of the provision or non-provision of medical services or supplies shall be made solely by the Member and PCP in accordance with the usual provider-patient relationship. PCP shall have sole responsibility for the medical care and treatment of Members under PCP's care. PCP further acknowledges and agrees that it is possible that a Member and PCP may determine that certain services or supplies are appropriate even though such services or supplies are not Covered Services under the applicable VISTA Coverage Plan and will not be paid for or arranged by VISTA. PCP shall inform Members in writing prior to provision of such non-Covered Services that such services are not Covered Services and that the Member will be responsible for payment for such non-Covered Services and collect the fees for such non-Covered Services directly from the Member.

     9.13 ANTI-GAG CLAUSE. Nothing contained in this Agreement is intended to interfere with the provider-patient relationship or to prohibit or otherwise restrict PCP from freely communicating with or advising or advocating on behalf of a Member regarding the Member's health status, medical care or treatment options, including any alternative treatments that may be self-administered, medication treatment options and any other medical care and treatment options for the Member which PCP deems knowledge of such information to be in the Member's best interest, regardless of benefit coverage limitations, including PCP's provision of sufficient information to the individual to provide an opportunity to decide among all relevant treatment options; the risks, benefits and consequences of treatment or non-treatment; or the opportunity for the individual to refuse treatment and to express preferences about future treatment decisions.

     9.14 HEADINGS. The headings contained in this Agreement are merely for the purpose of convenience of reference only and do not in any way affect the meaning or interpretation of this Agreement.

     9.15 ENTIRE AGREEMENT. Except as otherwise provided herein, this Agreement and all schedules and exhibits constitute the entire agreement and understanding between the parties relating to the subject matter of this Agreement and supersede all prior agreements between the parties, oral or written, regarding the subject matter of this

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

          Agreement. Except as otherwise provided herein, in the event PCP previously entered into a Primary Care Provider Services Agreement or any similar agreement with VISTA and/or a VISTA Affiliate relating to the subject matter of this Agreement or the provision of Primary Care Services that has not expired or been otherwise terminated, such agreement shall be deemed to have been superseded by this Agreement as of the Effective Date.

     9.16 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute a single agreement.

     9.17 JURISDICTION; VENUE; INCONVENIENT FORUM; JURY TRIAL. Any suit, action or proceeding with respect to this Agreement shall be brought in federal or state court located in Broward County, Florida and the parties accept the exclusive personal jurisdiction of those courts for the purpose of any suit, action or proceeding. THE PARTIES KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS AGREEMENT, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

     9.18 INTERPRETATION OF CERTAIN TERMS. When the context of this Agreement requires, the gender of all words shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. All references herein to "Member" shall be deemed only to refer and apply to VHP Members, VIP Members, Medicare Members, Medicaid Members or Participants, as applicable to (i) the particular context of the Agreement; and (ii) those certain Benefit Programs listed on Schedule D hereof.

     9.19 CUMULATIVE REMEDIES. Except as otherwise provided for to the contrary in this Agreement, remedies provided for in this Agreement shall be in addition to and not in lieu of any other remedies available to any party and shall not be deemed a waiver or substitution for any action or remedy the parties may have at law or in equity. Pursuit of a particular remedy by a party shall not be deemed to constitute a waiver of any other right or remedy such party may have at law or in equity.

     9.20 SUBCONTRACTS. Except as otherwise permitted in this Agreement, PCP shall not delegate or subcontract any of its obligations under this Agreement without the prior written consent of VISTA. If PCP, with VISTA's consent, carries out any of its obligations or duties under this Agreement through a subcontract, such subcontract shall contain a clause which requires the subcontractor to comply with any and all

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

          obligations and duties imposed on PCP in this Agreement, including Medicare and Medicaid laws and regulations. Such subcontract shall provide that the performance of the parties is monitored by VISTA on an ongoing basis and that VISTA may take enforcement actions in the event such subcontractor fails to comply, in VISTA's determination, with any obligation or duty imposed on PCP in this Agreement, including the Medicare and Medicaid laws and regulations.

     9.21 FORCE MAJEURE. No party to this Agreement shall be liable for any default or delay in the performance of its obligations hereunder if and to the extent the default or delay is caused, directly or indirectly, by strikes, picketing, insurrection, acts of God, military actions, terrorist attacks, war, emergencies, shortages or unavailability of materials or other causes beyond a party's reasonable control (a "Force Majeure Event"), and such party shall be excused from performance and shall not be considered to be in default hereunder in respect to the affected obligation. The suspension of performance due to a Force Majeure Event shall be of no greater scope and no longer duration than that which is reasonably necessary. The excused party shall use its reasonable best efforts to remedy its inability to perform as soon as possible.

     9.22 NO THIRD PARTY BENEFICIARY. Except as otherwise expressly provided herein, nothing in this Agreement is intended to, or shall be deemed or construed to create any rights or remedies in any third party, including but not limited to a Member.

     9.23 PARTICIPATION IN BENEFIT PROGRAMS. PCP acknowledges and agrees that, notwithstanding of the listing of a Benefit Program on Schedule D, PCP's participation in any one or more Benefit Program(s) is under no circumstances whatsoever conditioned by VISTA or a VISTA Affiliate or dependent on PCP's participation or non-participation in any other Benefit Program, relationship, arrangement, contract, line of business or other agreement with VISTA or any VISTA Affiliate.

     9.24 NO JOINT AND SEVERAL LIABILITY. Each of VHP, VIP and any Payor shall be severally liable for its own actions or inactions arising under, relating to or resulting from this Agreement. There shall be no joint liability between or among any of VHP, VIP or any Payor.

     9.25 EXECUTION BY AUTHORIZED REPRESENTATIVES. An authorized representative of each party shall execute this Agreement and an authorized representative of a party shall execute any and all notices given by such party hereunder. PCP represents and warrants that the individual executing this Agreement is authorized to bind PCP and all PCP Staff to the rights, obligations, conditions and terms set forth in this Agreement.

     9.26 EFFECTIVE DATE. This Agreement shall be effective on the first day of the month following the date of execution of this Agreement by VISTA, as indicated below (the

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October 4, 2004

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

          "Effective Date").

     9.27 SURVIVAL. Article 2, Section 6.7, Section 6.13, Article 7, Article 8, and Article 9 of this Agreement shall survive termination or expiration of this Agreement for any reason whatsoever.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date.

VISTA HEALTHPLAN, INC.                     CONTINUCARE MEDICAL
                                           MANAGEMENT, INC.

By: /s/ Duell O. Wise                      By: /s/ Richard C. Pfenniger, Jr.
    ------------------------------         -------------------------------------
Print Name: Duell O. Wise                  Print Name: Richard C. Pfenniger, Jr.
Title: Executive Vice President            Title: President
Date: November 15, 2004                    Date: November 12, 2004
                                           Tax ID #: 65-0791417

VISTA INSURANCE PLAN, INC.

By: /s/ Duell O. Wise
    ------------------------------
Print Name: Duell O. Wise
Title: Executive Vice President
Date: November 15, 2004


FOR INTERNAL PURPOSES ONLY
TO BE COMPLETED BY VISTA:

EFFECTIVE DATE: __________________

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                                       23

                                LIST OF SCHEDULES

SCHEDULES

A    OWNERSHIP DISCLOSURE

B    PCP STAFF

C    PRIMARY CARE SERVICES

D    BENEFIT PROGRAMS

E    LOCATIONS

1    DEFINITIONS

2.1  PCP REQUIREMENTS

2.19 MEDICAID REQUIREMENTS

2.22 HOSPITALIST PROGRAM PARTICIPATION

2.23 NETWORK ACCESS ARRANGEMENT REQUIREMENTS

4.1  COMPENSATION

7    RECORDS

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

                                   SCHEDULE A
                              OWNERSHIP DISCLOSURE

PCP

_________________________________________________________________________
(Must be identical to the name shown on the first page of this Agreement)

STATUS:  ______  Sole Proprietorship

         ______  Professional Association

         ______  Partnership or Limited Liability Company

         ______  Corporation

List names and addresses of all principals and indicate each of their percentage ownership in PCP, if applicable. "Principal" means any shareholder, officer, director, partner, joint venturer or anyone else having an ownership interest in or who participates in managerial control over PCP, however exercised. Attach additional sheets if necessary.

         _________________________________________________
         _________________________________________________
         _________________________________________________

         _________________________________________________
         _________________________________________________
         _________________________________________________

         _________________________________________________
         _________________________________________________
         _________________________________________________

         _________________________________________________
         _________________________________________________
         _________________________________________________


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                                       25

                                   SCHEDULE B
                                    PCP STAFF

To be provided separately after execution.

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

                                   SCHEDULE C
                              PRIMARY CARE SERVICES

     PCP shall provide Members with the services listed below, in accordance with and subject to this Agreement, VISTA Policies and the applicable VISTA Coverage Plan.

     A. PRIMARY CARE COVERED SERVICES include, but are not limited to all services, tests, supplies and procedures dictated by the need for preventive, diagnostic or therapeutic care for the treatment of a particular injury, illness, condition or disease which does not require the knowledge, skill or expertise of a Specialist Physician, including, but not limited to, those which are provided in PCP's office, a Member's home, a hospital, a nursing home or elsewhere;

     B. VISION AND HEARING SCREENING (excluding refraction for vision correction prescription);

     C. FAMILY PLANNING SERVICES include, but not limited to, counseling with respect to birth control and contraception, or assistance to determine the cause(s) of infertility;

     D.   WELL BABY/CHILD CARE

     E. APPROPRIATE REFERRAL SERVICES to Participating Providers, including Specialist Physicians, for services of a non-primary care nature including, but not limited to, orthopedics, ophthalmology, urology, neurology, gastroenterology, surgery, obstetrics and gynecology, otolaryngology, dermatology, cardiology and psychiatry; and

     F. ADMINISTRATIVE SERVICES include, but are not limited to, arranging, coordinating, and managing the delivery of Covered Services that are not Primary Care Services to Members and the performance of administrative functions in connection therewith in accordance with this Agreement and VISTA Policies and as required by the applicable VISTA Coverage Plan and Benefit Program.

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

                                   SCHEDULE D
                                BENEFIT PROGRAMS

     PCP shall provide Primary Care Services in accordance with this Agreement to Members who participate in the following Benefit Programs, as may be amended from time to time.

     HMO Commercial Group
     HMO Individual
     Medicare
     Medicaid
     Healthy Kids
     Preferred Provider Organization
     Point of Service
     Network Access Arrangement

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                                       28

                                   SCHEDULE E
                                    LOCATIONS

     The following is a list of all PCP locations, including the address, phone number, fax number and hours of operation for each such location.

=====================  ==========================================    ===================
                                                                      PHONE (MAIN LINE)
     HOURS OF                                                         PHONE (BACK LINE)
    OPERATIONS*                       LOCATION                                FAX
=====================  ==========================================    ===================
                       CONTINUCARE HEALTH CENTERS                        305-643-1000
8:00 a.m. - 5:00 p.m.  3631 West Flagler Street                          305-643-0004
                       Miami, FL 33135                                   305-643-1005

                       CONTINUCARE HEALTH CENTERS                        305-238-1111
8:00 a.m. - 5:00 p.m.  18853 SW 117th Avenue
                       Cutler Ridge, FL 33177                            305-238-8597

                       CONTINUCARE HEALTH CENTERS                        305-557-1000
8:00 a.m. - 5:00 p.m.  4680 W 17th Court
                       Hialeah, FL 33012                                 305-558-1212

                       CONTINUCARE  MEDICAL GROUP @ CUTLER RIDGE         305-254-1500
8:00 a.m. - 5:00 p.m.  11000 SW 211 Street
                       Miami, FL  33189                                  305-254-1518

                       CONTINUCARE MEDICAL GROUP @ MARGATE               954-979-6900
8:00 a.m. - 5:00 p.m.  5643 NW 29 Street
                       Margate, FL  33063                                954-970-2561

                       CONTINUCARE MEDICAL GROUP @ PLANTATION            954-321-7700
8:00 a.m. - 5:00 p.m.  6971 W. Sunrise Blvd, ste 201                     954-321-7750
                       Plantation, FL  33313                             954-584-4514

                       CONTINUCARE MEDICAL GROUP @ KENDALL               305-270-2700
8:00 a.m. - 5:00 p.m.  11701 Mills Drive
                       Miami, FL  33183                                  305-596-3147

8:00 a.m. - 5:00 p.m.  CONTINUCARE MEDICAL GROUP @ DAVIE                 954-434-8588
                       4801 S. University Drive                          954-434-8702
                       Davie, FL 33328                                   954-680-2041

8:00 a.m. - 5:00 p.m.  CONTINUCARE MEDICAL GROUP @ TAMARAC               954-722-5600
                       7101 W. McNab Road                                954-722-5616
                       Tamarac, FL 33321                                 954-721-7790

8:00 a.m. - 5:00 p.m.  CONTINUCARE MEDICAL GROUP @ PEMBROKE PINES        954-437-4004
                       460 N. University Drive                           954-252-1005

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                                       29

                       Pembroke Pines, FL 33024                          954-437-8086

8:00 a.m. - 5:00 p.m.  CONTINUCARE MEDICAL GROUP @ HOLLYWOOD             954-981-5200
                       5201 Hollywood Boulevard                          954-981-5299
                       Hollywood, FL 33021                               954-981-1614

8:00 a.m. - 5:00 p.m.  CONTINUCARE MEDICAL GROUP @ SUNRISE LAKES         954- 748-8200
                       2900 N. University Drive                          954-748-5810
                       Sunrise, FL 33322                                 954-742-7755

*Hours of operations are from Monday through Friday, excluding certain holidays.

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                                       30

SCHEDULE 1
                                   DEFINITIONS

ACCREDITATION ORGANIZATION - any organization engaged in the business of accrediting or certifying health maintenance organizations that accredits VISTA or a VISTA Affiliate.

ADVERSE OR UNTOWARD INCIDENT - an event, as defined in Chapter 395.0197(5) of the Florida Statutes, over which PCP could exercise control which is more probably associated, in whole or in part, with the Medical Intervention rather than the medical condition for which such Medical Intervention occurred and which results in one of the following:

     A.   death;

     B.   brain or spinal damage;

     C.   permanent disfigurement;

     D.   fracture or dislocation of bones or joints;

     E. a resulting limitation of neurological, physical, or sensory function which continues after discharge from the facility;

     F. any condition that required specialized medical attention or surgical intervention resulting from non-emergency medical intervention, other than an Emergency Medical Condition, to which the Member has not given his/her informed consent; or

     G. any condition that required the transfer of the Member, within or outside the facility, to a unit providing a more acute level of care due to the Adverse Incident, rather than the Member's condition prior to the Adverse Incident, including:

          1. the performance of a surgical procedure on the wrong patient, a wrong surgical procedure or wrong-site surgical procedure, or a surgical procedure otherwise unrelated to the Member's diagnosis or medical condition;

          2. required surgical repair of damage resulting to a Member from a planned surgical procedure where the damage was not a recognized specific risk, as disclosed to the Member and documented through the informed-consent process;

          3. a procedure to remove unplanned foreign objects remaining from a surgical procedure; or

          4. any complaint or allegation of sexual misconduct and abuse, or contact by a Provider employee or agent of a Provider.


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                                      31

AHCA - the Agency for Health Care Administration, an agency of the State of Florida.

ALLOWANCE - the Allowance shall be the pre-negotiated amount PCP agreed to accept for Covered Services under this Agreement for Members enrolled in the (i) VISTA Coverage Plan for Preferred Provider Organization Benefit Program; (ii) VISTA Coverage Plan for Point of Service Benefit Program, solely for the out-of-network component of such Benefit Program; or (iii) other Benefit Program, as VISTA may determine, at VISTA's sole discretion under the applicable VISTA Coverage Plan.

BILLED CHARGES - PCP's usual and customary rate for a particular service provided to Members in effect on the Effective Date.

CAPITATION FEE - the fixed amount per Member per month PCP receives from VISTA to provide Primary Care Services, as specifically set forth in Schedule 4.1 hereof, adjusted by a percentage of the actuarial value of benefit changes to the applicable Members' VISTA Coverage Plan, as determined by VISTA and modified from time to time at VISTA's sole discretion or as otherwise required by law.

CLAIM - (i) for non-institutional providers, a paper or electronic instrument submitted to VISTA in accordance with this Agreement that consists of the HCFA 1500 data set, or its successor, that has all mandatory entries for a physician licensed under Chapter 458, Chapter 459, Chapter 460 or Chapter 463 of the Florida Statutes or psychologists licensed under Chapter 490 of the Florida Statutes or any appropriate billing instrument that has all mandatory entries for any other non-institutional provider; and (ii) for institutional providers, a paper or electronic billing instrument submitted to VISTA in accordance with this Agreement that consists of the UB-92 data set, or its successor, with entries stated as mandatory by the National Uniform Billing Committee.

CLEAN CLAIM - a Claim submitted by PCP that has no defect or impropriety or particular circumstance requiring special treatment that prevents timely payment. In the event VISTA requires additional substantiating documentation, including medical records or encounter data from a source outside of VISTA, the claim shall be deemed a non-Clean Claim.

CMS - Centers for Medicare and Medicaid Services, an agency of the United States of America.

CO-INSURANCE - upon satisfaction of the applicable Deductible, the percentage of the Allowance not paid or payable by VISTA, which percentage is the responsibility of the Member, and which is exclusive of all amounts due for Deductibles, Co-Payments, benefit reductions, non-Covered Services and charges in excess of the Allowance. The benefit payable by VISTA on behalf of a Member under his/her VISTA Coverage Plan is the applicable percentage of the Allowance, subject to all Deductibles, Co-Payments, Co-Insurance, penalties and other charges provided for in the applicable VISTA Coverage Plan.

CO-PAYMENTS - charges pursuant to a VISTA Coverage Plan that are required to be paid by a Member directly to PCP or a Covering Physician at the time Covered Services are rendered, in accordance with the schedule of benefits applicable to the particular VISTA Coverage Plan.

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                                       32

COVERED SERVICES - all Medically Necessary physician, medical and hospital services, benefits and supplies, including, without limitation, Primary Care Services, Specialty Care Services, Emergency Services and Urgently Needed Services, that VISTA is obligated to provide coverage for Members under the terms of the applicable VISTA Coverage Plan.

COVERING PHYSICIAN - a Primary Care Physician who (i) is a duly licensed doctor of medicine or osteopathy under the laws of the State of Florida; (ii) entered into an agreement, either oral or written, with PCP to provide Covered Services to Members when PCP is not available; and (iii) is a Participating Provider. A Covering Physician must meet the "covering physician" requirements set forth in VISTA Policies, and shall be required by PCP to abide by all terms and conditions of this Agreement. A Covering Physician may include a Hospitalist Physician.

CREDENTIALING CRITERIA - the protocol for the process performed by VISTA or its designee to verify that a Participating Provider satisfies VISTA's requirements for participation in its provider network, including, but not limited to licensure, certification, and any other requirements and/or standards adopted by VISTA regarding Participating Providers' qualifications. Credentialing Criteria shall include protocols for the recredentialing process of Participating Providers from time to time with such frequency as VISTA may elect.

DEDUCTIBLE - the amount of charges for Covered Services applied against the relevant Allowance that a Member must pay in each calendar year before VISTA will reimburse or pay for Covered Services.

DHHS - the Department of Health and Human Services, an agency of the United States of America.

ELIGIBILITY INFORMATION - the eligibility information provided periodically to PCP by VISTA, including the eligibility lists setting forth the names of all Members choosing or assigned to PCP under this Agreement.

EMERGENCY MEDICAL CONDITION - (a) a medical condition manifesting itself by acute symptoms of sufficient severity, which may include severe pain or other acute symptoms, such that a prudent layperson, pursuant to section 4704 of the 1997 Balanced Budget Act, who possess an average knowledge of health and medicine, could reasonably expect the absence of immediate medical attention to result in any of the following: (1) Serious jeopardy to the health of a patient, including a pregnant woman or fetus. (2) Serious impairment to bodily functions.
(3) Serious dysfunction of any bodily organ or part. (b) With respect to a pregnant woman: (1) That there is inadequate time to effect safe transfer to another hospital prior to delivery. (2) That a transfer may pose a threat to the health and safety of the patient or fetus. (3) That there is evidence of the onset and persistence of uterine contractions or rupture of the membranes.

EMERGENCY SERVICES - medical screening, examination, and evaluation by a physician, or, to the extent permitted by applicable laws, by other appropriate personnel under the supervision of a physician, to determine whether an Emergency Medical Condition exists, and if it does, the care, treatment, or surgery for a Covered Service by a physician which is necessary to relieve or eliminate the Emergency Medical Condition, within the service capability of a hospital.

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                                       33

ENCOUNTER DATA - documentation provided to VISTA by PCP on a monthly basis that summarizes all relevant information that pertains to any occasion where a Member receives Covered Services, including all data necessary to characterize the context and purpose of each encounter between a Member and a Participating Provider, supplier, physician or other practitioner, such as the Member identification number, PCP identification number, date of service, applicable CPT4 and ICD9 codes, place of service and PCP's usual and customary charge for the service rendered. Encounter Data shall comply with applicable Accreditation Organization standards, laws and regulations in effect from time to time, and shall be on such forms and provided with such frequency as VISTA may require.

MEDICAID - the medical assistance program authorized by Title XIX of the Social Security Act and the regulations promulgated thereunder and Sections 409.901 -
409.920 of the Florida Statutes as administered in the State of Florida by AHCA.

MEDICAID MEMBER - a person who is enrolled as a Member in a VISTA Medicaid Plan.

MEDICAL DIRECTOR - physician(s), or his/her designee(s), who is designated by VISTA to review the provision of Covered Services to Members and perform certain administrative duties.

MEDICAL INTERVENTION - actions of PCP in the provision of health care services.

MEDICALLY NECESSARY - any Covered Service provided by PCP or other Provider for the diagnosis or treatment of a Member's injury or illness which is determined by VISTA to be:

     A. appropriate, necessary, individualized, specific and consistent with the symptoms and diagnosis of the illness or injury under treatment and not in excess of the Member's needs;

     B. necessary to protect the life, prevent significant illness or disability, or alleviate severe pain and provided for the diagnosis or direct care and treatment of the Member's medical condition;

     C. consistent with generally accepted professional medical standards and not experimental or investigational, as may be described in the applicable VISTA Coverage Plan;

     D. furnished in a manner not primarily intended for the convenience of the Member, the Member's caretaker, PCP or other Provider;

     E. consistent with the utilization management program, quality management program and benefits applicable to the particular VISTA Coverage Plan under which the Covered Services are rendered;

     F. reflective of the service that can be safely furnished and for which no equally effective and more conservative or less costly treatment is available, and for hospital inpatient services, could not, consistent with the provision of appropriate medical

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                                       34
          care, be effectively furnished more economically on an outpatient basis or in an inpatient facility of a different type;

     G. the most appropriate and cost effective service or supply consistent with generally accepted medical standards or care. For inpatient stays, this means that acute care as an inpatient is necessary due to the kind of services the Member is receiving or the severity of the Member's condition, and that safe, cost effective and adequate care cannot be received as an outpatient or in a less intensified medical setting; and

     H. furnished at the most appropriate and cost effective level of care that may be provided safely and effectively to the Member.

     The fact that a Provider prescribed, recommended, or approved medical goods or services does not, in itself, make such care, goods or services Medically Necessary or a Covered Service.

MEDICARE - the Medicare Advantage Program provided under Title XVIII of the Social Security Act, as amended.

MEDICARE MEMBER - a person who is enrolled as a Member in a VISTA Medicare Plan.

MEMBER - any eligible individual enrolled under any VISTA Coverage Plan, and the eligible dependents of such individual who are enrolled under said VISTA Coverage Plan, including, without limitation, a Medicare Member, a Medicaid Member and a Participant, as determined by VISTA in VISTA's sole discretion.

NETWORK ACCESS ARRANGEMENT - an agreement by and between a Payor and VISTA or a VISTA Affiliate whereby VISTA or the applicable VISTA Affiliate agree to, among other things, provide certain administrative services in connection with a Payor Agreement, which may include, but not be limited to network access and administrative services and claims payment services, as set forth in the applicable Network Access Arrangement. NETWORK ACCESS ARRANGEMENTS ARE NOT AND ARE NOT INTENDED TO BE INSURANCE AS DEFINED UNDER THE FLORIDA INSURANCE CODE OR A HEALTH MAINTENANCE ORGANIZATION PRODUCT AS DEFINED UNDER CHAPTER 641 OF THE FLORIDA STATUTES.

NON-PARTICIPATING PROVIDER - a health care provider including, but not limited to, physicians, physician's assistants, osteopaths, chiropractors, dentists, optometrists, opticians, podiatrists, advanced registered nurse practitioners, midwives and nurse midwives, hospitals and other health care facilities that is not under contract, directly or indirectly, with VISTA to provide Covered Services to Members.

OIR - the Office of Insurance Regulation, Department of Financial Services, an agency of State of Florida.

PARTICIPANT - an individual enrolled under a Payor Agreement in accordance with the applicable Payor Agreement.

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                                       35

PARTICIPATING HOSPITALS - general acute care hospitals licensed by the State of Florida that entered into a written agreement with VISTA to provide Covered Services to Members.

PARTICIPATING PROVIDER - a health care provider including, but not limited to, physicians, including Primary Care Physicians and Specialist Physicians, physician's assistants, osteopaths, chiropractors, dentists, optometrists, opticians, podiatrists, advanced registered nurse practitioners, midwives and nurse midwives, hospitals and other health care facilities which is under contract, directly or indirectly, with VISTA to provide Covered Services to Members.

PAYOR - a domestic or foreign insurer, payor, employer, or other risk-bearing entity that entered into (i) a Payor Agreement and (ii) a Network Access Arrangement.

PAYOR AGREEMENT - an agreement, arrangement or understanding by and between a Payor and a Participant whereby the Payor agrees to, among other things, arrange for or provide access to the provision of Covered Services to the Participant.

PRE-AUTHORIZATIONS - authorization that must be obtained from VISTA, or its designee, prior to the provision of certain Covered Services, as set forth in VISTA Policies and as required by the applicable VISTA Coverage Plan and this Agreement.

PRIMARY CARE PHYSICIAN - a doctor of medicine or osteopathy who is a family practitioner, general practitioner, internist, obstetrician/gynecologist, pediatrician, or other practitioner as permitted under state law, licensed by the State of Florida, and who entered into a written agreement with VISTA to provide Primary Care Services to Members.

PRIMARY CARE SERVICES - those Medically Necessary Covered Services generally provided by Primary Care Physicians to all of their patients, as set forth in Schedule C hereof.

PROVIDER - includes both Participating Providers and Non-Participating
Providers.

REFERRAL/REFER - recommendation of a Member to a Participating Provider that may or may not require prior approval by VISTA, in accordance with VISTA Policies and as required by the applicable VISTA Coverage Plan.

RISK MANAGEMENT - the identification, investigation, analysis and evaluation of risk and the solicitation of the most advantageous methods of correcting, reducing or eliminating identifiable risks.

SERVICE AREA - the area consisting of those Florida counties for which VISTA has regulatory approval to provide services pursuant to its license under Chapter 641 of the Florida Statutes, as amended by VISTA from time to time in VISTA's sole discretion.

SICK CARE -non-urgent problems that do not substantially restrict normal activity, but could develop complications if left untreated. (e.g. chronic disease).

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SPECIALIST PHYSICIAN - a physician or osteopath licensed to practice medicine by the State of Florida (other than a Primary Care Physician) who entered into a written agreement with VISTA, either directly or indirectly, to provide
Specialty Care Services to Members pursuant to a Referral or Pre-Authorization from a Primary Care Physician.

SPECIALTY CARE SERVICES - those Medically Necessary Covered Services generally provided by Specialist Physicians in their respective fields of training and experience.

SUBSCRIBER GROUP - any public or private organization, firm, association, business, employer group or other entity which entered into a VISTA Coverage Plan for the provision of health care services to its constituents.

URGENTLY NEEDED SERVICES/URGENT CARE - Covered Services for conditions that (i) though not life-threatening, could result in serious injury or disability to the Member unless medical attention is received or (ii) substantially restrict a Member's activity; and (iii) which are provided (a) when a Member is temporarily absent from the Service Area or; (b) under unusual and extraordinary circumstances, when the Member is in the Service Area but all Participating Providers are temporarily unavailable or inaccessible when such Covered Services are Medically Necessary and immediately required (1) as a result of an unforeseen illness, injury, or condition; and (2) it was not reasonable given the circumstances to obtain the Covered Services through a Participating Provider. Examples include, without limitation, high fever, animal bites, fractures, severe pain, infectious illness, flu, and respiratory ailments.

VHP MEMBER - a Member enrolled in a VISTA Coverage Plan operated by VHP.

VIP MEMBER - a Member enrolled in a VISTA Coverage Plan operated by VIP.

VISTA AFFILIATE - those entities under common Control with VISTA or a VISTA Affiliate. For purposes of this Agreement the term "Control" and each of its correlative forms shall mean the possession, direct or indirect, of the ability to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities or another form of equity interest, through membership control or by contract. For purposes of this Agreement, the term "Affiliate" shall mean any entity (now existing or hereafter created or acquired) Controlling, Controlled by, or under common Control with, the specified entity.

VISTA COVERAGE PLAN - an arrangement, contract or undertaking pursuant to which VISTA, any VISTA Affiliate or any Payor administers or arranges for the provision of Covered Services for Members, including, without limitation, those Benefit Programs listed on Schedule D. A VISTA Coverage Plan shall include VISTA Medicare Plans, VISTA Medicaid Plans and Payor Agreements.

VISTA MEDICAID PLAN - any VISTA Coverage Plan covering the provision of Covered Services to Medicaid Members.

VISTA MEDICARE PLAN - any VISTA Coverage Plan covering the provision of Covered Services to Medicare Members.

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VISTA POLICIES - the rules, policies and procedures of VISTA governing, including, without limitation, administrative, utilization and quality management requirements, including InterQual(R) Guidelines; credentialing and recredentialing standards and policies; quality improvement programs; terms for payment; Encounter Data reporting; provider manuals and confidentiality of Member information, as amended by VISTA, in VISTA's sole discretion, from time to time. VISTA Policies may also include certain rules, policies and procedures applicable to Network Access Arrangements.

WELL CARE - a routine medical visit for one of the following: Child Health Check-Up visit, family planning, routine follow up to a previously treated condition or illness, adult physicals and any other routine visit for other than the treatment of an illness.

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                                  SCHEDULE 2.1
                                PCP REQUIREMENTS

      PCP shall comply with the following requirements throughout the Term:

      A. LICENSURE. PCP shall maintain in good standing all required licenses, certifications, registrations and permits, as required under all applicable local, state and federal laws and regulations and this Agreement.

      B. CREDENTIALING. PCP shall and shall cause PCP Staff, as applicable, to comply with VISTA's Credentialing Criteria by providing a completed credentialing application and such additional information concerning PCP's and/or PCP Staff's licensure; education; experience; training; references; malpractice liability insurance; hospital staff status, hospital clinical privileges and hospital staff reappointment dates; eligibility for payment under Medicare and Medicaid, including information as to whether PCP or PCP Staff is excluded from or voluntarily opted out of the Medicare or Medicaid program; disciplinary status; and any other information as VISTA may request from time to time, which is on VISTA's forms and is executed and dated and includes an attestation by PCP and/or PCP Staff, as applicable, of the correctness and completeness of the application and other information submitted in support of the application. PCP hereby authorizes VISTA to query the National Practitioner Databank and any and all other authorities with information regarding PCP. PCP shall and shall cause PCP Staff, as applicable, to notify VISTA within ten (10) days of any change in the information provided by PCP or PCP Staff to VISTA in their credentialing or recredentialing application or any information submitted in support of such applications. PCP shall and shall cause PCP Staff, as applicable, to cooperate with VISTA's recredentialing process that is conducted at least every three (3) years, as required pursuant to VISTA Policies. Further, PCP shall permit VISTA to conduct office site visits in connection with its credentialing and recredentialing processes and shall fully cooperate with all VISTA personnel conducting such visits. In the event PCP or PCP Staff fails to comply with VISTA's Credentialing Criteria or with any corrective action plan imposed on PCP or PCP Staff as a result of VISTA's credentialing or recredentialing activities, PCP and PCP Staff, as applicable, shall be subject to any and all enforcement actions imposed on PCP and/or PCP Staff by VISTA in accordance with VISTA Policies and as otherwise permitted under this Agreement or pursuant to all applicable laws and regulations. PCP's and PCP Staff's credentialing application shall be incorporated into this Agreement. Neither PCP nor PCP Staff shall provide any services to any Member and VISTA shall have no obligation to pay for any services provided by PCP or PCP Staff to a Member prior to the Effective Date or the approval of PCP's or PCP Staff's credentialing application by VISTA. In the event PCP or PCP Staff provides any service to any Member prior to the Effective Date or the approval of PCP's or PCP Staff's credentialing application by VISTA, VISTA shall have the right to automatically deny PCP's and PCP Staff's credentialing application and terminate this Agreement.

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      C.    NOTICE OF CERTAIN ACTIONS OR EVENTS. PCP shall immediately notify
            VISTA, in writing, of any of the following actions taken by or against PCP: (i) the surrendering, revocation or suspension of any license, certification, registration or permit pertaining to the services provided under this Agreement; (ii) any action to restrict, suspend or revoke PCP's right to participate in the Medicare or Medicaid program or PCP's clinical or staff privileges at any hospital or health care facility or if PCP voluntarily relinquishes any of the foregoing; (iii) any claim alleging PCP's medical malpractice, Notice of Intent to Initiate Litigation filed against PCP, as defined in Section 766.106, Florida Statutes, or summons or complaint alleging PCP's medical malpractice; (iv) any lapse or material change in PCP's professional liability insurance as required under this Agreement; (v) any indictment or conviction of PCP for a felony; (vi) any disciplinary action, fine, penalty, or other sanction imposed upon PCP by AHCA, CMS, OIR or any other local, state or federal regulatory agency or notice of the commencement of a proceeding that could lead to any of the foregoing; or (vii) any other situation, including PCP's bankruptcy or insolvency or loss of any board certification, which might materially adversely affect PCP's ability to carry out PCP's duties and obligations under this Agreement, or which would materially change the representations made in PCP's credentialing or recredentialing application.

      D. PCP ACCEPTANCE OF MEMBERS. PCP shall accept as patients all Members who selected or were assigned by VISTA to PCP. Notwithstanding the foregoing, upon sixty (60) days prior written notice to VISTA and VISTA's prior written approval, PCP may decline to accept as new patients Members who have not previously selected, been assigned to PCP or otherwise been a patient of PCP, including as an insured with another insurer or Payor other than VISTA, provided, that PCP (i) then has no less than two hundred (200) Members as patients, unless this requirement is waived by VISTA upon the request of PCP, (ii) agrees not to accept as new patients members of any other health maintenance organization, insurer or Payor; and (iii) met all other requirements concerning a PCP's acceptance of additional Members as are set forth in VISTA Policies and; provided, further, that PCP shall continue to provide care to those Members who selected PCP or were assigned to his/her panel at the time of the panel closure, regardless of whether the Member has begun a course of treatment with or obtained services from PCP. Upon PCP's acceptance of a Member, PCP may terminate the Member from its panel only upon satisfaction of applicable VISTA Policies and applicable law and regulation.

      E. INSURANCE. PCP shall maintain throughout the Term, at its sole cost and expense, professional liability insurance and general liability insurance consistent with applicable law, VISTA Credentialing Criteria and VISTA Policies as shall be necessary to insure it and its employees and contractors against any and all claims for damages arising by reason of death or personal injuries occasioned directly or indirectly in connection with PCP's acts or omissions in the performance of Covered Services pursuant to this Agreement ("Insurance"). PCP shall, to the extent PCP is reasonably able to do so, obtain Insurance on an occurrence basis. If PCP obtains

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

            claims-made Insurance, PCP shall obtain "tail" coverage that is effective upon termination of the claims-made policy and a retroactive effective date of such policy to ensure there is no lapse in coverage. PCP shall provide verification of compliance with this provision to VISTA upon VISTA's request. PCP shall ensure that its liability insurance company is required to provide VISTA with thirty (30) days prior written notice of cancellation, termination or non-renewal of PCP's Insurance. The cancellation, termination and/or non-renewal of PCP's Insurance, as required under this Agreement, shall be deemed to be a "material breach" of this Agreement. Notwithstanding the foregoing to the extent permitted by applicable Florida law, in the event PCP does not maintain Insurance, PCP shall post any and all notices and statements relating to insurance coverage as required by applicable Florida law. PCP shall immediately notify VISTA whenever a Member files a claim or a notice of intent to commence legal action against PCP, if known to PCP, including the details of the nature, circumstances and disposition of such claim.

      F. ADMINISTRATIVE GUIDELINES. PCP shall comply with VISTA Policies and cooperate with and participate in all internal and external Quality Improvement Organizations' (QIO") review process; independent quality review and improvement organizations' activities; utilization management, including patient assessment and disease management programs, credentialing and recredentialing, and quality assurance and management and other administrative activities, including site medical audit reviews, financial audits and post audit interviews by VISTA personnel or internal or external financial or other audit programs; performance improvement projects; Health Plan Employer Data and Information Set reporting requirements and performance measurement and reporting activities, in each case consistent with applicable law as may be established or implemented by VISTA or its designees from time to time. PCP shall comply with all final determinations rendered by VISTA in connection with any of the foregoing. PCP shall cooperate and participate in any program required for VISTA's compliance with the Medicare and Medicaid programs and any other federal or state laws and regulations or the rules and regulations of Accreditation Organizations. PCP shall grant VISTA, AHCA, CMS, OIR, any Accreditation Organization, any QIO and any other agency with governing or accreditation authority over VISTA access to its facilities and records on reasonable notice during ordinary business hours for the purpose of conducting any reviews, audits or site visits in connection with the foregoing in accordance with this Agreement. To the extent permitted by applicable law, PCP shall provide such medical and other records or data required by VISTA or any regulatory agencies governing VISTA in connection with the foregoing within ten (10) days of written notice to PCP without cost to VISTA.

      G. CARE MANAGEMENT. PCP acknowledges that, to the extent required by law, VISTA has procedures to identify, assess establish treatment plans for persons with complex or serious medical conditions. PCP shall comply with all applicable VISTA Policies regarding treatment for such conditions and all applicable treatment plans. With respect to individuals with complex or serious medical conditions, PCP shall

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

            assist VISTA in (i) identifying such individuals; (ii) diagnosing, assessing and monitoring such individuals; and (iii) establishing and implementing treatment plans for such individuals that (a) are appropriate for their condition; (b) are time-specific; (c) are updated periodically; (d) ensure adequate coordination of care among Providers; and (e) include an adequate number of direct access visits to Specialist Physicians consistent with the treatment plan.

      H. GRIEVANCES, APPEALS AND DISPUTES. VISTA has established and shall maintain a grievance and appeal procedure for the resolution of grievances, appeals and expedited grievances and appeals involving Members, a copy of which is available to PCP on request. PCP agrees that any dispute, complaint, grievance, appeal or claim asserted pursuant to this Agreement, any VISTA Coverage Plan or otherwise or in connection with the provision of Covered Services under this Agreement shall be resolved in accordance with VISTA's grievance and appeal procedure, including procedures for expedited review of determinations and reconsiderations upon the request of a Medicare Member and in accordance with Medicare law. PCP shall cooperate with VISTA in connection with its resolution of any grievance or appeal, including gathering and forwarding any and all information, including but not limited to medical records, requested by VISTA or any governmental agency in connection with the investigation and resolution of such grievance or appeal, at no cost to VISTA within such timeframe requested by VISTA or as otherwise required by applicable law. VISTA shall have final authority over the resolution of all grievances and appeals, and PCP shall comply with all final determinations made by VISTA pursuant to VISTA's grievance and appeal procedure. In the event an oral or written grievance or appeal is presented to PCP by a Member, PCP shall immediately notify VISTA of such grievance or appeal and provide VISTA with a copy of the grievance or appeal if in writing.

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                                  SCHEDULE 2.19
                              MEDICAID REQUIREMENTS

      As required by applicable Medicaid laws and regulations, this Schedule
2.19 shall modify this Agreement to meet Medicaid requirements as determined by the Medicaid HMO Model Contract ("Model Contract") between VISTA and/or a VISTA Affiliate, as applicable ("VISTA") and the Florida Agency for Health Care Administration, ("AHCA"). In case of any conflict between the terms of this Agreement and this Schedule 2.19, the terms and provisions of this Schedule 2.19 shall prevail.

I.    VISTA'S RESPONSIBILITY TOWARDS AHCA.

      VISTA is responsible for all work performed under the Model Contract between AHCA and VISTA. In accordance with the Model Contract and subject to written approval by AHCA, VISTA is entering into a subcontract with PCP. The subcontract is the combination of this Agreement and this modifying Schedule 2.19. The parties shall comply with 42 C.F.R. 438.230 and 42 C.F.R. 438.214. PCP shall comply with any and all requirements imposed on VISTA and/or PCP as a subcontractor of VISTA as set forth in the Model Contract.

      This Agreement and this Schedule 2.19 shall not in any way relieve VISTA of any responsibility for the performance of its duties under the Model Contract. All tasks related to this Agreement and this Schedule 2.19 shall be performed in accordance with the Model Contract.

      VISTA shall not discriminate with respect to participation, reimbursement, or indemnification as to any provider, including PCP, who is acting within the scope of the provider's license, or certification under applicable state law solely on the basis of such license or certification in accordance with Section 4704 of the Balanced Budget Act of 1997.

II.   CONDITIONS AND METHOD OF PAYMENT.

      A.    THIRD PARTY RESOURCES COLLECTION.

            VISTA assumes full responsibility for third party collections. If third party liability exists, payment of claims shall be determined in accordance with section 70.20 of the Model Contract (Third Party Resources).

      B.    SUBMISSION OF PAYMENT INFORMATION.

            PCP shall submit all information necessary for payment of claims in accordance with the Agreement.

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      C.    METHOD AND AMOUNT OF COMPENSATION.

            VISTA shall compensate PCP in accordance with this Agreement, 641.3155, F.S., 42 C.F.R. 447.46, 42 C.F.R. 447.45(d)(2), (3), (5)
            and (6). Upon AHCA's request, VISTA shall make disclosure of the method and amount of compensation or other consideration to be received from VISTA. PCP shall not charge for any service provided to Medicaid Members at a rate in excess of the rates established by this Agreement in accordance to Section 1128B(d)(1), Social Security Act (enacted by Section 4704 of the Balanced Budget Act of 1997). If this Agreement contains provisions for charging the Medicaid Member co-payments, cost sharing, or for missed appointments, this Schedule
            2.19 renders such provisions null and void as the same pertain to Medicaid Members.

      D.    PHYSICIAN INCENTIVE PLANS.

            If VISTA uses a Physician Incentive Plan ("PIP"), the PIP shall comply with 42 C.F.R. 417.479, 42 C.F.R. 438.6(h), 42 C.F.R. 422.208
            and 42 C.F.R. 422.210. VISTA shall make no specific payment directly or indirectly under a PIP to PCP as an inducement to reduce or limit Medically Necessary services furnished to a Medicaid Member. The PIP shall not contain provisions that provide incentives, monetary or otherwise, for the withholding of Medically Necessary care. VISTA shall disclose to CMS information on PIPs in accordance with 42 C.F.R. 417.479(h)(1) and 417.479(I) and at the times indicated in 42 C.F.R. 417.479(d) - (g). VISTA shall submit all such information to AHCA for approval, in writing, prior to use. If any other type of withhold arrangement currently exists, it must be omitted from all subcontracts.

III.  MONITORING AND INSPECTIONS.

      A.    RECORDS.

            1. MAINTENANCE. PCP is required to maintain an adequate record system for recording services, charges, dates and all other commonly accepted information elements for services rendered to beneficiaries under this Agreement as specifically required under Section 20.13 of the Model Contract. PCP shall maintain and shall provide access to such records as required by state and federal law until the expiration of five (5) years after the furnishing of services pursuant to this Schedule 2.19 or, if longer, until the resolution of any ongoing audit with respect thereto. PCP shall request and obtain prior approval from VISTA for the disposition of records if this Agreement is continuous.

            2. INSPECTION OF RECORDS. PCP shall make available to the Secretary of DHHS and AHCA and their designee(s) upon request this Agreement, this Schedule 2.19 and all books, documents and records necessary to inspect and certify


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                  the quality, appropriateness and timeliness of services
                  performed, the cost of those services, payment thereof and for any other lawful purpose.

            3. SAFEGUARDING INFORMATION. PCP shall safeguard information about beneficiaries in accordance with 42 C.F.R. 438.224.

      B.    CREDENTIALING.

            VISTA and PCP shall monitor and oversee that all licensed medical professionals are credentialed in accordance with VISTA's and AHCA's credentialing requirements.

      C.    MONITORING OF SERVICES RENDERED TO MEDICAID MEMBERS.

            PCP shall allow VISTA to monitor services rendered to Medicaid Members.

IV. PCP FUNCTIONS.

      A.    POPULATION SERVED.

            PCP shall render Medicaid health care services to Medicaid Members in accordance with the Medicaid coverage and limitations handbooks, unless otherwise specified in this Agreement or this Schedule 2.19.

      B.    AMOUNT, DURATION AND SCOPE OF SERVICES.

            PCP shall render such services for the duration specified in this Agreement, unless sooner terminated or unless extended pursuant to this Schedule 2.19.

            Notwithstanding any other provision of this Agreement or this
            Schedule 2.19, PCP shall continue rendering these services through the term of the capitation period for which AHCA paid VISTA regardless of events such as VISTA's insolvency, expiration of this Agreement, or termination of this Agreement, unless the termination occurred for the benefit or protection of Medicaid Members.

      C.    TIMELY ACCESS.

            To the extent applicable, PCP shall give timely access to physician appointments and treatment and comply with the following availability schedule: urgent care - within one day; routine sick care - within one week; well care - within one month.

      D.    PREGNANT WOMEN.

            1. FLORIDA'S HEALTHY START PRENATAL RISK SCREENING. As required under applicable state law, PCP shall offer Florida's Healthy Start risk screening to each Medicaid Member who is pregnant as part of her first prenatal visit.

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                  PCP shall (i) use the Florida Department of Health ("DOH")
                  prenatal risk DH Form 3134; (ii) retain a copy of the completed screening instrument in the Medicaid Member's medical record; (iii) provide a copy of the completed screening instrument to the Medicaid Member; and (iv) submit the completed DH Form 3134 to the county health department in the county where the prenatal screen was completed within ten
                  (10) business days of completion.

            2. FLORIDA'S HEALTHY START INFANT POSTNATAL SCREENING INSTRUMENT. As required under applicable state law, PCP shall (i) complete Florida's Healthy Start Postnatal Screening Instrument (DH Form 3135) on each live birth; (ii) submit DH Form 3135 with the Certificate of Live Birth to the county health department in the county where the infant was born; (iii) retain a copy of the completed DH Form 3135 in the Medicaid Member's medical record; (iv) provide a copy of the completed DH Form 3135 to the Medicaid Member; and (v) offer the family referral to further Healthy Start services, as appropriate.

            3. WOMEN, INFANTS AND CHILDREN OFFICE. PCP shall coordinate with the local Women, Infants and Children ("WIC") Office to provide the required referral data from the Medicaid Member's most recent Child Health Check-Up visit and provide a copy of the WIC Referral Form to the Medicaid Member and retain a copy in the Medicaid Member's medical record.

            4. HIV COUNSELING AND TESTING. As required under applicable state law, PCP shall provide all women Medicaid Members of childbearing age HIV counseling and testing at their initial prenatal care visit and again at 28 -32 weeks of pregnancy. In the event the Medicaid Member declines HIV testing, PCP shall attempt to obtain a signed objection in accordance with section 384.31 of the Florida statutes and Section 64D-3.019 of the Florida Administrative Code. PCP shall give all women Medicaid Members who are HIV infected counseling about and offer them the latest anti-retroviral regimen recommended by the DHHS, Public Health Service Task Force entitled Recommendations for the Use of Antiretroviral Drugs in Pregnant HIV-1 Infected Women for Maternal Health and Interventions to Reduce Perinatal HIV-1 Transmission in the United States.

            5. HEPATITIS B. PCP shall routinely screen all women Medicaid Members receiving prenatal care for the hepatitis B surface antigen ("HbsAg") early in each pregnancy, preferably during the first prenatal visit. PCP shall routinely test all pregnant Medicaid Members for HbsAg at the time of the first examination relating to the current pregnancy and shall test pregnant Medicaid Members for the HbsAg a second time at 28 - 32 weeks of pregnancy if they test negative at the first visit. PCP shall perform the HbsAg test at the same time that other routine prenatal screening is ordered. PCP shall refer all women Medicaid Members who are HbsAg positive to the local


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                  county health department and Healthy Start regardless of their
                  Healthy Start score.

            6. NOTIFICATION OF PREGNANCY AND BIRTH. PCP shall immediately notify VISTA and the Department of Children and Families ("DCF") of a Medicaid Member's pregnancy and births where the mother is a Medicaid Member. PCP is responsible for completing form DCF-ES 2039 and submitting it to the local DCF Economic Self-Sufficiency Services office. VISTA's name shall be indicated as the referring agency when the form DCF-ES 2039 is completed.

            7. NEWBORNS' AND MOTHERS' HEALTH PROTECTION ACT. PCP shall comply with the requirements of the Newborns' and Mothers' Health Protection Act.

            8. DOCUMENTATION. PCP shall document in Members' medical records discussions with Members' regarding scheduling of postpartum visits for the purpose of voluntary family planning, including discussion regarding all methods of contraception, as appropriate, and counseling and services for family planning to all women and their partners.

      E.    BEHAVIORAL HEALTH.

            PCP shall administer functional assessments using the Functional Assessment Rating Scales (for persons over age 18) ("FARS") and Child Functional Rating Scale (for persons age 18 and under) ("CFARS") and shall administer and maintain the FARS and CFARS for Members upon termination of providing such services.

      F.    REPORTING.

            PCP shall submit all reports and clinical information required by VISTA, including Child Health Check-Up reporting, if applicable. PCP acknowledges and agrees that in the event PCP fails to comply with any reporting requirement set forth in this Schedule 2.19, VISTA may withhold any and all payment due by VISTA to PCP until such time as VISTA receives the information and/or report that it requested.

      G.    PARTICIPATION IN QUALITY IMPROVEMENT AND OTHER REVIEWS.

            PCP agrees to participate in any internal and external quality improvement, utilization review, peer review, and grievance procedures established by VISTA.

      H.    DOMESTIC VIOLENCE.

            PCP shall screen Medicaid Members for signs of domestic violence and shall offer referral services to applicable domestic violence prevention community agencies.

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      I.    SUBSTANCE ABUSE.

            PCP shall screen Medicaid Members for signs of substance abuse as part of prevention evaluation at the following times and in the following circumstances: initial contact with a new enrollee; routine physical examination; initial prenatal contact; when the enrollee evidences serious over-utilization of medical, surgical, trauma, or emergency services; and when documentation of emergency room visit suggests need.

      J.    CERTIFICATION.

            PCP shall annually certify to VISTA whether or not his/her patient load exceeds the limits as set forth under the Model Contract.

      K.    IMMUNIZATIONS.

            PCP shall participate in the Vaccines for Children Program administered by the DOH, Bureau of Immunizations.

      L.    MARKETING.

            PCP may distribute plan brochures at PCP's offices comparing the benefits of different plans with which they contract; provided, however, that PCP shall not orally compare benefits among plans unless marketing representatives from each plan are present. PCP shall not furnish a list of Medicaid Members to any other plan or take applications in their offices.

V.    GENERAL PROVISIONS.

      A.    EXCULPATORY PROVISION.

            PCP shall not hold AHCA or Medicaid Members liable for (i) any debts incurred by PCP or (ii) in accordance with 42 C.F.R. 447.15, any services for which VISTA is liable, as required under Section
            641.3154 of the Florida Statutes. The foregoing provision shall survive the termination of this Agreement, including termination due to insolvency.

      B.    WAIVER.

            Any provisions of this Agreement and/or this Schedule 2.19 which are in conflict with the Model Contract shall be waived.

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C.    WORKER'S COMPENSATION.

      PCP shall secure and maintain during the Term of this Agreement worker's compensation insurance for all its employees performing services under this Agreement for whom such insurance is required. Such insurance shall comply with the Florida Worker's Compensation Law.

D.    INDEMNIFICATION/HOLD HARMLESS CLAUSE.

      PCP shall defend and hold AHCA and Medicaid Members harmless from and against all claims, damages, causes of action, costs or expense, including court costs and reasonable attorney fees to the extent proximately caused by any negligent act or other wrongful conduct arising from this Agreement. This provision shall survive the termination of this subcontract, including termination for breach due to insolvency.

E.    DELEGATION OR SUBCONTRACTING OF FUNCTIONS.

      PCP shall not delegate or subcontract any function under this Agreement or this Schedule 2.19 without the specific prior written approval of VISTA. If the Agreement requires delegation of service authorization, claims payment and/or member services, PCP shall comply with VISTA's telephone requirements for call response times, maximum hold times and abandonment rates. Additionally, if the Agreement requires delegation of service authorization, PCP shall provide for (i) timely authorizations; (ii) effective dates for authorizations, if appropriate; and (iii) written confirmation of adverse determinations to the provider and the Medicaid Member, as required under applicable law. In such instances where PCP with VISTA's approval delegates or subcontracts any such functions, such subcontract or delegation must include all the Medicaid requirements of this Agreement and this Schedule 2.19.

F.    ELIGIBILITY TO PARTICIPATE IN THE MEDICAID PROGRAM.

      PCP shall be eligible for participation in the Medicaid program and shall have a unique identifier in accordance with the system established under
      Section 1173(b) of the Social Security Act.

G.    REVOCATION OF DELEGATED FUNCTIONS.

      VISTA shall have the right to revoke any function delegated to PCP under this Agreement and/or impose any sanctions VISTA deems appropriate in the event VISTA or AHCA determines PCP's performance under this Agreement to be inadequate.

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H.    MEDICALLY NECESSARY OR MEDICAL NECESSITY.

      Services provided in accordance with 42 C.F.R. 438.210(a)(4) and as defined in Section 59G-1.010(166), F.A.C., to include that medical or allied care, goods, or services furnished or ordered must:

      (a)   Meet the following conditions:

            1. Be necessary to protect life, prevent significant illness or significant disability, or to alleviate severe pain;

            2. Be individualized, specific, and consistent with symptoms or confirmed diagnosis of the illness or injury under treatment, and not in excess of the patient's needs;

            3. Be consistent with the generally accepted professional medical standards as determined by the Medicaid program, and not experimental or investigational;

            4. Be reflective of the level of service that can be safely furnished, and for which no equally effective and more conservative or less costly treatment is available, statewide; and

            5. Be furnished in a manner not primarily intended for the convenience of the Member, the Member's caretaker, or the Provider;

      (b) "Medically Necessary" or "Medical Necessity" for inpatient hospital services requires that those services furnished in a hospital on an inpatient basis could not, consistent with the provisions of appropriate medical care, be effectively furnished more economically on an outpatient basis or in an inpatient facility of a different type.

      (c) The fact that a Provider has prescribed, recommended, or approved medical or allied goods, or services does not, in itself, make such care, goods or services medically necessary, a medical necessity or a Covered Service.

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                                  SCHEDULE 2.22
                        HOSPITALIST PROGRAM PARTICIPATION

      PCP hereby agrees to participate in VISTA's Hospitalist Program unless otherwise indicated by PCP's signature below.

ACKNOWLEDGED & AGREED THAT PCP HAS DETERMINED NOT TO PARTICIPATE IN VISTA'S HOSPITALIST PROGRAM.

Print Name: ______________________________

Signature: ________________________________

EFFECTIVE DATE: ___________________________

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                                  SCHEDULE 2.23
                     NETWORK ACCESS ARRANGEMENT REQUIREMENTS

      This Schedule 2.23 shall apply to Network Access Arrangements and shall supplement and modify this Agreement with respect to Participants. In case of any conflict between the terms of this Agreement and this Schedule 2.23, the terms and provisions of this Schedule 2.23 shall prevail with respect to Participants only. All references to VISTA in this Agreement shall apply to the applicable Payor, unless otherwise required by the applicable Network Access Arrangement, VISTA Policies or to the extent required by applicable laws and regulations.

I.    NETWORK ACCESS ARRANGEMENTS.

      VISTA offers Network Access Arrangements to Payors (i) in connection with the applicable Payor Agreement pursuant to which, among other things, Participants are entitled to Primary Care Services that are reimbursable to PCP by the Payor in such amounts as specifically set forth on Schedule 4.1, Exhibit 7, attached hereto and incorporated herein; and (ii) pursuant to which each of VISTA and the applicable Payor assume certain responsibilities and obligations, as set forth in the applicable Network Access Arrangement.

II.   DUTIES OF PCP.

      A.    PROVISION OF PRIMARY CARE SERVICES.

            PCP shall provide Primary Care Services to Participants in accordance with the applicable Payor Agreement and this Agreement.

      B.    BILLING AND COLLECTION.

            PCP shall be entitled to bill and collect from the applicable Payor and/or Participants, as required under the applicable Payor Agreement or as otherwise set forth in VISTA Policies, charges for all services provided to a Participant, including but not limited to Covered Services, including Primary Care Services, in accordance with and subject to the applicable Payor Agreement, Schedule 4.1 and
            Exhibit 7 thereof, this Schedule 2.23 and VISTA Policies. PCP acknowledges and agrees that VISTA in no way guarantees or is liable for (i) payment for any services rendered by PCP to Participants, including, but not limited to Covered Services or (ii) timeliness of payment for services rendered by PCP to Participants.

III.  CLAIMS PAYMENT.

      A.    LIABILITY FOR CLAIMS PAYMENT.

            1. PAYOR; PARTICIPANT LIABILITY. PCP acknowledges and agrees that either the applicable Payor and/or Participant, as applicable, shall be liable for the payment of all claims for all services, including Covered Services, rendered

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                  by PCP to Participant, in accordance with the applicable Payor
                  Agreement.

            2. NO VISTA LIABILITY. PCP acknowledges and agrees that VISTA shall not be liable for payment of any claims for any services, including Covered Services, rendered by PCP to Participants. PCP further acknowledges and agrees that under no circumstances whatsoever shall VISTA be an insurer, guarantor, or underwriter of the responsibility or liability of a Payor or Participants to pay for services rendered by PCP to Participants, including Covered Services.

      B. REPRESENTATION AND WARRANTY. PCP hereby represents and warrants that the compensation amounts set forth in Schedule 4.1, Exhibit 7 hereof ("Compensation") are, in fact, true discount prices compared to PCP's Billed Charges for the same services. PCP acknowledges and agrees that irreparable injury will result to VISTA in the event of PCP's breach of this Schedule 2.23 and that a material inducement for PCP's engagement by VISTA are the covenants set forth in this
            Schedule 2.23. In the event PCP breaches this Schedule 2.23, VISTA shall have the right, in addition to any other right or remedy VISTA may have under this Agreement or at law or in equity, to automatically terminate this Agreement.

IV.   INDEMNIFICATION.

      A. PCP'S OBLIGATIONS. PCP shall indemnify, defend, and hold harmless, VISTA, VISTA Affiliates and their officers, directors, employees, affiliates, subsidiaries and agents from and against all expenses, claims, losses, damages, debts, obligations and other liabilities (or actions in respect thereof), including reasonable attorneys' fees and court costs incurred in the investigation, settlement or defense of any such action, whether threatened or actual, at trial level or on appeal, arising out of or resulting from the acts or omissions of PCP or its officers, employees or agents occurring during or in connection with the performance of or failure to perform any of PCP's obligations under this Agreement or this
            Schedule 2.23 and the provision of or failure to provide any and all services by PCP to Participants in accordance with this Agreement.

      B. PAYORS' OBLIGATIONS. PCP acknowledges and agrees that, with respect to Network Access Arrangements, Payor has certain responsibilities and obligations as set forth in the applicable Network Access Arrangement, Payor Agreement, this Agreement and applicable VISTA Policies. Based on the foregoing, PCP shall indemnify, defend, and hold harmless, VISTA, VISTA Affiliates and their officers, directors, employees, affiliates, subsidiaries and agents from and against all expenses, claims, losses, damages, debts, obligations and other liabilities (or actions in respect thereof), including reasonable attorneys' fees and court costs incurred in the investigation, settlement or defense of any such action, whether threatened or actual, at trial level or on appeal, arising out of or resulting from the acts or omissions of Payor or its officers, employees or agents occurring during or in connection with the performance

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            of or failure to perform any of Payor's responsibilities or obligations under the applicable Network Access Arrangement, Payor Agreement, this Agreement and this Schedule 2.23 and the provision of or failure to provide any and all services by Payor in accordance with the applicable Network Access Arrangement, Payor Agreement, this Agreement and the VISTA Policies.

V.    SILENT PPO.

      The parties acknowledge and agree that this Agreement is intended to apply to legitimately directed business through Payors' participation in a Network Access Arrangement. VISTA agrees not to make available, directly or indirectly, the Compensation to individuals who are not Participants at the time PCP renders Primary Care Services to such individuals.

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                                  SCHEDULE 4.1
                                  COMPENSATION

I.    COMPENSATION FOR CAPITATED SERVICES.

      A. CAPITATION FEE. For each Member selecting or assigned to PCP, VISTA shall pay to PCP on a monthly basis the applicable Capitation Fee, as set forth in the applicable Exhibit(s) to this Schedule 4.1. This Capitation Fee shall serve as payment for all Primary Care Services set forth in Schedule C, except as otherwise set forth in the applicable Exhibit(s) to this Schedule 4.1 ("Capitated Services"), subject to adjustment in accordance with this Agreement. Such payments shall be made by VISTA to PCP on or before the fifteenth
            (15th) day of each month and shall constitute payment in full for all Capitated Services and obligations provided by PCP under this Agreement, except applicable Co-Payments, Deductibles and Co-Insurance amounts.

      B. DEDUCTIONS FROM CAPITATION FEE. If PCP Refers a Member to a Provider in a manner inconsistent with VISTA Policies, the cost of any services provided by such Provider shall, at VISTA's discretion, be the financial responsibility of PCP, and VISTA may deduct such amount from any and all payment otherwise due PCP from VISTA, including the Capitation Fee.

      C. CAPITATION FEE ADJUSTMENTS. If, in VISTA's determination, a Member should have been included on PCP's Member list and was not so included, VISTA shall retroactively add such Member to PCP's panel for a period of up to ninety (90) days from the date VISTA determines that the particular Member should have been included in PCP's panel and PCP shall receive applicable Capitation Fee payments on behalf of that Member for such period. If, in VISTA's determination, a Member was erroneously or inappropriately placed on PCP's panel or is retroactively terminated, VISTA shall offset any Capitation Fee payment previously paid to PCP on behalf of such Member for a period of up to one (1) year from any and all payments otherwise due PCP, including the Capitation Fee; provided, however, that such one (1) year limitation shall not apply to Members covered under Federal Employee Health Benefit Program, Medicare or Medicaid pursuant to an adjustment made by CMS or AHCA, as applicable.

      D. PRORATION OF CAPITATION FEE UPON TERMINATION. PCP acknowledges and agrees that if the effective date of termination of this Agreement occurs on any day other than the first (1st) day of a month, the Capitation Fee shall be prorated to account for only those days that this Agreement was in effect during the applicable month in which the termination is effective.

      E. PAYMENT UPON TERMINATION FOR CONTINUATION OF CARE SERVICES. Upon termination of this Agreement for any reason whatsoever, as required under applicable law and regulations and in accordance with Section
            6.7 hereof, VISTA shall pay PCP and PCP shall accept as payment in full for all Capitated Services

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

            rendered by PCP to Members for continuation of care and treatment as required under Section 6.7 an amount equal to the Capitation Fee for each such Member PCP is providing continuation of care and treatment for each month PCP is required to provide such services as set forth in Section 6.7, in accordance with this Schedule 4.1.

II.   COMPENSATION FOR NON-CAPITATED PRIMARY CARE SERVICES.

      A. PAYMENT OF CLAIMS; TIMELY SUBMISSION OF CLAIMS. VISTA shall compensate PCP as set forth in this Schedule 4.1 for non-Capitated Services set forth in the applicable Exhibit(s) to this Schedule 4.1 ("Fee For Services"). Fee For Services shall also include any and all claims for non-assigned Members not otherwise payable under this
            Schedule 4.1, Section I. VISTA shall pay all Clean Claims or any portion of a Clean Claim submitted by PCP to VISTA for Fee For Services furnished by PCP to Members in accordance with applicable state and federal law and regulations; provided; however, that VISTA shall have no obligation whatsoever to pay for any service(s) rendered by PCP to a Member if PCP fails to submit a Claim for such services in accordance with applicable state and federal law.

      B. CLAIMS APPEALS. In the event VISTA denies a claim submitted by PCP to VISTA or PCP otherwise contests the accuracy of VISTA's payment for services rendered to a Member, PCP shall have sixty (60) days from the date of PCP's receipt of VISTA's denial or payment of such claim to file a written appeal with VISTA contesting such claim denial or the accuracy of the payment in accordance with VISTA Policies. If PCP fails to file an appeal with VISTA in accordance with VISTA Policies within such sixty (60) day period, PCP agrees that such claims shall be deemed uncontestable.

      C. CLAIMS PAYMENT INFORMATION. PCP shall send any and all Claims to the applicable mailing or electronic address as set forth in Exhibit 8, attached hereto and incorporated herein, unless otherwise required by VISTA Policies or the applicable VISTA Coverage Plan. If PCP has any questions or concerns regarding Claims, PCP may call such numbers as indicated in Exhibit 8.

      D. EXHAUSTION OF APPEALS PROCESS. PCP shall exhaust all remedies available to PCP under VISTA's internal dispute resolution process, as set forth in this Agreement and VISTA Policies, as a prerequisite to PCP's submission of a claim resolution pursuant to the state provider assistance program.

      E. UP-CODING. PCP acknowledges and agrees that up-coding by PCP with the intent to obtain reimbursement from VISTA not otherwise due PCP is a false and fraudulent insurance claim punishable in accordance with Section 641.52(5) of the Florida Statutes.

      F. DUPLICATE CLAIMS. PCP shall not submit a duplicate claim to VISTA for the same

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            services provided to the same Member on the same date of service unless it is determined that the original claim was not received or is otherwise lost.

      G. RETROACTIVE ADJUSTMENTS. Any retroactive demands by PCP for payment due to underpayments or non-payments for Covered Services must be reconciled to specific Claims unless the parties agree to other reconciliation methods and terms.

      H. FLORIDA MOTOR VEHICLE NO-FAULT LAW. PCP shall comply with the Florida Motor Vehicle No-Fault Law, Section 627.736, Florida Statutes (the "No-Fault Law"), by filing all Claims with the motor vehicle liability insurer for services provided by PCP to Members related to a Member's personal injuries which are covered under motor vehicle liability insurance within the required thirty (30) or sixty (60) day time period, as required under the No-Fault Law. VISTA shall have no obligation to pay any Claim for services provided by PCP to a Member that is denied by the motor vehicle liability insurer due to PCP's failure to comply with the requirement under the No-Fault Law for timely filing of claims.

      I. CPT CODES. In submitting claims to VISTA, PCP shall use the most current procedural terminology ("CPT") codes on all required forms. PCP shall comply with all rules and guidelines governing use of CPT Codes, including, but not limited to inclusive CPT codes.

      J. BILLED CHARGES. In the event PCP's Billed Charge for a service listed in any Exhibit hereto is changed by any amount whatsoever, in any manner whatsoever (the "New Billed Charge"), (i) PCP shall immediately notify VISTA; and (ii) this Agreement shall be automatically amended, without the need for PCP's consent, so that the compensation set forth herein is reduced to reflect the same percentage discount to the New Billed Charge for the particular service(s) as the compensation represents with respect to Billed Charge for such service(s). PCP acknowledges and agrees that irreparable injury will result to VISTA in the event of PCP's breach of this Schedule 4.1 and that a material inducement for PCP's engagement by VISTA are the covenants set forth in this Schedule
            4.1. In the event PCP breaches this Schedule 4.1, VISTA shall have the right, in addition to any other right or remedy VISTA may have under this Agreement or at law or in equity, to automatically (i) terminate this Agreement and (ii) offset any and all payments otherwise due PCP from VISTA, including future compensation, in an amount equal to the difference between (1) compensation paid by VISTA to PCP where the compensation was based on the New Billed Charge which compensation did not equal the same percentage discount to the New Billed Charge for the particular service(s) as the compensation represented with respect to the Billed Charge for such service(s) and (2) compensation based on the New Billed Charge which is equal to the same percentage discount to the Billed Charge for the particular service.

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III.  PAYMENTS TO VISTA.

      A. OVERPAYMENTS. In the event VISTA determines, as a result of retroactive review of coverage decisions or payment levels or otherwise, it made an overpayment to PCP for services rendered to a Member, VISTA shall make a claim to PCP for such overpayment in accordance with applicable state and federal laws and regulations. PCP shall pay a claim for overpayment submitted by VISTA to PCP in accordance with applicable state and federal laws and regulations.

      B. OFFSET. PCP acknowledges and agrees that VISTA may reduce payment to PCP in connection with a claim for overpayment at VISTA's discretion or in the event PCP fails to comply with Article III of this
            Schedule 4.1.

      C. RECOVERY RIGHT. PCP acknowledges and agrees that VISTA shall have the right to recover any and all amounts due VISTA by PCP under this Agreement, as determined by VISTA in VISTA's sole discretion and in accordance with applicable laws and regulations.

      D. RETROACTIVE ADJUSTMENTS. Any retroactive reductions of payments or demands for refund of previous overpayments that are due to retroactive review of coverage decisions or payment levels must be reconciled by VISTA to specific claims, unless the parties agree to other reconciliation methods and terms.

IV. PHYSICIAN INCENTIVE PAYMENTS. As required by applicable law, the parties shall comply with the rules applicable to Physician Incentive Plan Regulations contained in 42 C.F.R. 422.208 and 42 C.F.R. 422.210, as amended ("PIP Regulations"). PCP shall cooperate with and assist VISTA in complying with the PIP Regulations by providing VISTA on a periodic basis as required by the PIP Regulations (i) a description of the financial methodology between VISTA and PCP; (ii) any applicable attestations stating whether or not PCP is placed at substantial financial risk, as defined in the PIP Regulations; and (iii) taking any and all other actions as VISTA may request in order for VISTA to comply with the PIP Regulations. PCP further acknowledges and agrees that in the event PCP is deemed to be at substantial financial risk under the PIP Regulations, PCP shall (i) cooperate and assist VISTA in conducting satisfaction surveys of Members using PCP and (ii) obtain, at PCP's sole expense, any additional stop loss insurance required pursuant to the PIP Regulations. In the event PCP must obtain stop loss insurance pursuant to the PIP Regulations, PCP shall obtain a stop loss policy with the following terms: (i) the policy is guaranteed renewable; (ii) termination of the policy shall not affect or reduce the policy insurer's obligation to cover, or responsibility for coverage of, PCP's Claims for Covered Services provided to Members during the term of such policy and which are covered under the applicable VISTA Coverage Plan; (iii) VISTA is the designated beneficiary for Members covered by the policy for incurred but unpaid benefits for the time frame for which Capitation Fee payments were received by PCP in the event PCP is insolvent or bankrupt; and (iv) the policy insurer will provide notice of termination or cancellation of the policy to VISTA.

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V.    ELECTRONIC DATA INTERCHANGE. Upon ninety (90) days prior notice by VISTA to PCP, PCP shall submit all Claims and Encounter Data to VISTA by electronic means in accordance with VISTA Policies and this Agreement.

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                                   SCHEDULE 7
                                     RECORDS

I.    MAINTENANCE OF RECORDS.

      A. GENERAL RECORDS; MEMBER RECORDS. PCP shall create and maintain in accordance with general standards for book and record keeping books; records; documents and other evidence of accounting procedures and practices, physical facilities and equipment; records of account for all financial transactions pertaining to the delivery of all services to Members; records relating to Medicare Members; and any additional information CMS, AHCA, OIR or VISTA may require in an accurate and timely manner as reasonably necessary for VISTA to properly administer each VISTA Coverage Plan consistent with state and federal law and VISTA Policies ("General Records"). PCP shall maintain all Member medical records and patient care documentation relating to all services provided to Members, in such form and containing such information as required by applicable federal and state law in accordance with the usual and customary practices in the State of Florida, including, without limitation, medical histories, medical charts, records and reports from Specialist Physicians and other Providers pursuant to any Referral or Pre-Authorization, hospital discharge summaries and records of Emergency Services or Urgently Needed Services ("Member Records").

      B. FINANCIAL RECORDS. PCP shall create and maintain in accordance with Generally Accepted Accounting Principals for book and record keeping financial records relating to the operation of PCP's practice and the provision of Primary Care Services, including, but not limited to (i) organizational and work flow charts; (ii) shareholder lists;
            (iii) all agreements and amendments related thereto, including, but not limited to provider agreements; (iv) corporate documents, including, but not limited to minutes of board of directors' meetings, articles of incorporation and bylaws and all amendments thereto, certifications and licenses, and insurance policies; (v) financial statements, including, but not limited to financial opinions, balance sheets, profit and loss statements, cash flow statements, applicable notes, interim financial statements, inter-company transactions, lag reporting (e.g. claims paid, checks issued for the last twelve (12) months, as applicable), copies of debt instruments, notes and loan agreements, pending taxes, assessments, disputes and/or investigations, bank statements and reconciliations and cancelled checks; (vi) if applicable, the independent certification and reporting of claims reserves; (vii) reinsurance agreements; (viii) Encounter Data transmission logs; and
            (ix) historical claims data (the "Financial Records;" General Records, Member Records and Financial Records collectively referred to as the "Records").

      B. RECORD RETENTION. All Records shall be treated as confidential so as to comply with all state and federal laws regarding confidentiality of patient records. Further, PCP shall maintain Records until the expiration of six (6) years from the effective date of termination of this Agreement or completion of an audit; whichever is later, unless

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          otherwise required by state or federal law.

II. PROVISION, INSPECTION AND AUDIT OF RECORDS. PCP shall provide Records only to authorized individuals in accordance with this Agreement and state and federal law. PCP shall not release original medical records except in accordance with federal or state laws, court orders or subpoenas. PCP shall permit DHHS, the United States Comptroller General, VISTA, AHCA, CMS, OIR, any Accreditation Organization, and any other state or federal agency with authority over VISTA, and/or their designees to audit, evaluate, inspect and copy all Records, including pertinent books, contracts, medical records, patient care documentation and other records that pertain to any aspect of services performed, reconciliation of benefit liabilities, and determination of amounts payable which are in PCP's possession or control as may be necessary for compliance by VISTA with the provisions of state and federal laws and regulations, the rules and regulations of Accreditation Organizations and PCP's compliance with this Agreement including, but not limited to, such books, contracts, medical records, patient care documentation and other records necessary to certify the nature and extent of costs of Medicare or Medicaid reimbursable services provided under this Agreement or otherwise related to Medicare Members or Medicaid Members and any additional information that CMS or AHCA may require at no cost to VISTA or any such state or federal agency or Accreditation Organization. Such right of audit, evaluation, inspection and copying shall extend for at least six (6) years following the termination of this Agreement and be retained further if such Records are under review or audit until such review or audit is complete or as otherwise required by state or federal law. Further, upon VISTA's or any state or federal agency's or any Accreditation Organization's request and subject to applicable patient confidentiality restrictions, PCP shall provide a copy of all or part of a requested Record, including a Member's medical record, to VISTA at no cost to VISTA and/or such federal or state agency or such Accreditation Organization, within fifteen (15) business days of receipt of such request or such shorter period as required by law. PCP shall comply with any requirements or directives issued by VISTA which are consistent with the requirements of this Agreement, any Accreditation Organization, AHCA, CMS, OIR or any other governmental authorities as a result of any evaluation, inspection or audit of PCP.

III. MEMBER CONSENT. Where required by law, PCP shall obtain specific written authorization from a Member prior to releasing such Member's medical records. PCP acknowledges and agrees that the consent by a Member in the applicable VISTA Coverage Plan enrollment form and/or PCP's standard consent form is hereby deemed satisfactory Member consent for the release of Members' Records, to the extent required by applicable law.

IV. TRANSFER OF MEDICAL RECORDS UPON TERMINATION. Upon the effective date of termination of this Agreement (and the expiration of any period of any continuing care obligation), or such earlier date as a Member may select or be assigned to another Provider, regardless of whether this Agreement then remains in effect, pursuant to a Member's or VISTA's request, PCP shall copy all such Member's medical records in PCP's possession and forward such records, at no cost to VISTA or the Member, to (i) such other Provider as designated by VISTA; (ii) the Member; and (iii) VISTA, as requested by VISTA or the Member. Such copies of the Member's medical records may be in summary form.

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V.    MEMBERS' RIGHTS. PCP shall ensure timely access by Members to review, amend and obtain a copy of their medical records upon request, to the extent required by applicable law.

VI. ADVANCE DIRECTIVES. PCP shall document whether or not a Member executed an advance directive in a prominent part of the Member's medical record. PCP shall certify if he/she cannot implement an advance directive on grounds of conscience as permitted by state law.

PCP
October 4, 2004

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